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                                                                    EXHIBIT 2.1



                           ASSET ACQUISITION AGREEMENT

PARTIES:                   MILLENNIUM MEDIA GROUP HOLDINGS, INC.,
                           a Delaware corporation
                           234 North Columbus Blvd.
                           Philadelphia, PA  19106

                           MICROLEAGUE MULTIMEDIA, INC.,
                           a Pennsylvania corporation
                           750 Dawson Drive
                           Newark, DE  19713

DATE:                      February 7, 1997

BACKGROUND: Millennium Media Group Holdings, Inc. ("Seller") is the secured creditor of Rabbit Ears Productions, Inc., a Delaware corporation ("REP"), pursuant to various loan and security agreements, namely, (1) the Project Loan and Security Agreement, dated September 22, 1993, between BMG Music, a New York general partnership, and REP, as amended; (2) the Project Loan Note, dated September 22, 1993, executed by REP in favor of BMG, as amended; (3) the Option Agreement, dated September 22, 1993, among REP, BMG and Mark Sottnick, as amended; (4) the Distribution Agreement, dated September 22, 1993, between REP and BMG, as amended; (5) the Mortgage of Copyrights, dated September 22, 1993, executed by REP in favor of BMG; (6) the Conditional Assignment Agreement, dated June 27, 1995, among BMG, REP and Mark Sottnick, as amended; (7) the Credit Agreement, dated June 29, 1994, between REP and Chemical Bank, as amended; (8) the Revolving Credit Promissory Note, dated June 29, 1994, executed by REP in favor of Chemical Bank, as amended; (9) the Security Agreement, dated June 29, 1994 between REP and Chemical Bank, as amended; (10) the Copyright Security Agreement, dated June 29, 1994 between REP and Chemical Bank, as amended; (11) the Trademark Security Agreement, dated as of June 29, 1994, between REP and Chemical Bank, as amended, (collectively, the "Security Documents").

               Seller has a first lien priority perfected security interest in all of the assets of REP under the Security Documents. REP has been and continues to be in default under each of the Security Documents. Seller intends to sell, by private sale, all of REP's assets pursuant to the Security Documents and the Pennsylvania Uniform Commercial Code to Microleague Multimedia, Inc. or an affiliated nominee of Microleague Multimedia, Inc. ("Buyer"). Seller's parent corporation, Millennium Media Group, Inc. ("MMG") has agreed to guaranty the obligations of Seller hereunder. The parties desire that the sale and purchase of the assets of REP will be completed on the terms and conditions set forth in this Agreement.

            THEREFORE, INTENDING TO BE LEGALLY BOUND, in consideration of the mutual agreements contained herein, and subject to the satisfaction of the terms and conditions set forth herein, the parties hereby agree as follows:

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1. DEFINED TERMS Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

            1.1. "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract, (b) any note receivable; or (c) any other receivable or right to payment of any nature, except as specified on Schedule 1.1 hereof.

            1.2. "Artist Services Agreement" (or plural "Artists' Services Agreements") means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, entered into between REP and any Person for such Person's provision of any services which contributed to the production of the REP Titles for distribution or exhibition in any and all media, including, but not limited to, narration, illustration, musical score composition and performance or story adaptation.

            1.3. "Artwork" means any artwork, art mechanical, film, color separations, liner notes, negatives, photographs, storyboards and any other graphic materials used in the production or in connection with the packaging, promotion or advertising of the REP Titles or any other aspect of REP's business.

            1.4. "Asset" means, other than the accounts receivable specified on
Schedule 1.1 and Cash Assets, any real, personal, mixed, tangible or intangible property of any nature, including, but not limited to prepayments, deposits, escrows, Accounts Receivable, Tangible Property, Real Property, Software, Insurance Policies, Contract Rights, Intangibles, Artwork, Masters, Literary Property, Music Compositions, Production Properties, good will, and claims, causes of action and other legal rights and remedies.

            1.5. "Cash Asset" means any cash on hand, cash in bank, money market or other accounts, and readily marketable securities held by REP in the ordinary course of REP's business on the Closing Date.

            1.6. "Common Stock" means common stock of Microleague Multimedia, Inc., par value $.01 per share.

            1.7. "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person (as defined in Section 1.25), which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

            1.8. "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including, but not limited to, the Artists' Services Agreements, sales orders, purchase orders, leases, subleases, data processing



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agreements, maintenance agreements, license agreements, sublicense agreements, distribution agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options, warrants or any contract, option or commitment relating to the development, production, completion, delivery or exploitation of the REP Titles.

            1.9. "Contract Right" means any right, power or remedy of any nature under any Contract including, but not limited to, rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations, rights to demand that another party accept property or services or take any other actions, rights to pursue or exercise remedies or options, and all rights derived under the Artists' Services Agreements.

            1.10. "Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.

            1.11. "Encumbrance" means any lien, right of first refusal, security interest, pledge, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

            1.12. "GAAP" means generally accepted accounting principles under United States accounting rules and regulations, consistently applied.

            1.13. "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

            1.14. "Intangible" means any name, corporate name, fictitious name, trademark (whether registered or unregistered), trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright (whether registered or unregistered), copyright application, right to apply for copyright registration, design, logo, formula, invention, product right or other intangible asset of any nature existing in any jurisdiction, domestic or foreign, whether in use, under development or design, or inactive.


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            1.15. "Investment Intent Letter" means a letter executed by one or more Investors, regarding certain securities law and other representations and acknowledgments, in the form attached hereto as Schedule 1.15.

            1.16. "Investors" means the Persons identified on Schedule 1.16 attached hereto.

            1.17. "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

            1.18. "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, rule or regulation.

            1.19. "Literary Property" means all rights of REP of every kind and nature (including, without limitation, copyrights) in and to any literary, musical, dramatic or other rights or material upon which any of the REP Titles have been based, adapted or inspired, in whole or in part, or which have been included in the REP Titles, including, without limitation, all scripts, scenarios, screenplays, stories, treatments, outlines, books, titles, concepts, manuscripts, rights of privacy or publicity, or other rights, properties or material in whatever state of completion and all drafts, versions and variations thereof.

            1.20. "Market Value" means $7.46 per share.

            1.21. "Masters" means the original material object in which sounds (in any language with or without visual images), or visual images (with or without sounds), related to the REP Titles, have been fixed by any method and from which such sounds or images can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine, device or process, including out takes, unused portions and similar material relating to the above.

            1.22. "Music Compositions" means all rights of Seller or REP of every kind and nature in and to any and all music and musical compositions created for or used in connection with the REP Titles, including copyrights therein and all rights to perform, copy, record, rerecord, produce, publish, reproduce or synchronize any and all of such music and musical compositions as well as all other rights to exploit such music including record, soundtrack recording and music publishing rights.

            1.23. "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

            1.24. "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.


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            1.25. "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

            1.26. "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

            1.27. "Production Properties" shall mean all physical properties of every kind or nature of or relating to the development, production, completion, delivery, exhibition, distribution or other exploitation of the REP Titles or any part thereof, including, without limitation, the Artists' Services Agreements, the Artwork, Masters, Literary Property, Music Compositions, radio masters, camera masters, book plates, merchandising prototypes and drawings, exposed film, developed film, positives, negatives, prints, answer prints, special effects, preparing materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices and all other forms of preprint elements which may be necessary or useful to produce prints or other copies or additional preparing elements, soundtracks, recordings, audio and video and all other physical properties relating to the REP Titles in whatever state of completion, and all duplicates, drafts, versions, variations and copies thereof.

            1.28. "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights.

            1.29. "REP Titles" means all stories which have been produced by REP or are in any stage of pre-production whatsoever, for distribution in any and all media, including but not limited to the titles identified on Schedule 1.29.

            1.30. "SEC" means the U.S. Securities and Exchange Commission.

            1.31. "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature, including without limitation, all rights in and to the computer programs used as of the date hereof for calculating the amount of royalties owed by REP pursuant to the Artists' Services Agreements.

            1.32. "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, awards, tools, forms, supplies, inventory or other tangible personal property of any nature including, without limitation, the Production Properties.



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            1.33. "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.


2.  THE TRANSACTION
    ---------------

            2.1. Sale and Purchase of Specified Assets. On the Closing Date (as defined in Section 10.1), subject to the terms and conditions of this Agreement, the Seller shall sell, transfer, assign and convey to Buyer, and Buyer shall purchase, all right, title and interest in and to all of the Specified Assets (as defined in Section 2.1.1), and Seller shall assign to Buyer, and Buyer shall assume, the Specified Liabilities (as defined in Section 2.1.2).

             2.1.1 Assets. The "Specified Assets" means all Assets of REP and all Assets related to the REP Titles (other than REP capital stock and the Security Documents) held in the name of Seller or MMG wherever located and whether or not reflected on Seller's, MMG's or REP's books and records including, but not limited to, the following Assets:

                                   (a) All of REP's current Assets (which does
not include the accounts receivable specified on Schedule 1.1 or Cash Assets) arising in connection with or relating to REP's business including, but not limited to, prepaid expenses, security deposits, rent escrows, and other prepayments, deposits and escrows.

                                   (b) All of REP's Tangible Property, Software
and Intangibles.

                                   (c) All of REP's Contract Rights under the
Contracts specified in Schedule 2.1.1(c) attached hereto (the "Specified Contracts").

                                   (d) All rights under all Insurance Policies
owned, held or maintained by REP or any of its predecessors.

                                   (e) All transferable rights under all Permits
granted or issued to REP or otherwise held by REP.

                                   (f) All of REP's rights with respect to
telephone numbers, telephone directory listings and advertisements, post office boxes and safe deposit boxes.

                                   (g) All of REP's customer lists, prospect
lists, supplier lists, data bases, computer media, sales and marketing materials, invoices, correspondence, files, books and records.



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                                   (h) All rights to bring claims, causes of
action and other legal rights and remedies, whether or not known as of the Closing Date, relating to REP's ownership of the Specified Assets.

                                   (i) All of REP's goodwill and all of Seller's
and REP's rights to the name "Rabbit Ears Productions, Inc." and all variations thereof.

                       2.1.2 Specified Liabilities. The "Specified Liabilities" means the liabilities of REP under the Specified Contracts provided that (a) the incurrence or existence of any such liability or Contract does not constitute or consist of a breach or failure of, or a default under, any representation, warranty, covenant or other provision of this Agreement; (b) such liabilities arise for the first time after the Closing Date from acts or events occurring after the Closing Date in the ordinary course of Buyer's performance of such Specified Contracts in accordance with their respective terms, and (c) the related Contract Rights have been assigned with all required Consents or the Buyer is otherwise obtaining all benefits under such Specified Contract by operation of Section 11.2 hereof. Notwithstanding the foregoing, the Specified Liabilities of Seller shall not include the liabilities of the Seller or REP under (1) this Agreement or any other Contracts entered into by the Seller with the Buyer in connection with the transactions contemplated by this Agreement;
(2) any Contracts that constitute or evidence Employee Benefit Plans of REP; and
(3) any Contracts relating to the formation or acquisition of REP.

            2.2. No Other Liabilities. Notwithstanding any other provisions of this Agreement, Buyer shall not in any manner assume or be liable or responsible for any Obligations of Seller or REP other than the Specified Liabilities, and all Obligations of Seller and REP other than the Specified Liabilities shall remain the sole responsibility of Seller or REP, as the case may be. Without limiting the generality of the foregoing, Buyer shall not in any manner assume or be liable or responsible for, any of the following Obligations of Seller or
REP:

                       2.2.1 Taxes. Any Obligation for any Tax, including but not limited to, (a) any Tax payable by REP with respect to REP's business operations; (b) any Tax payable with respect to the ownership, possession, purchase, lease, sale, disposition or use of any of REP's Assets at any time, including without limitation, the Specified Assets; and (c) any Tax resulting from the sale of the Specified Assets to Buyer or otherwise resulting from the transactions contemplated by this Agreement, or any subsequent dissolution of REP, MMG or Seller.

                       2.2.2 Post-Closing. Any Obligation of Seller or REP that is incurred or arises after the Closing Date, or that relates to any Proceeding or other event that occurs or circumstances that exist after the Closing Date.

                       2.2.3 Transaction Related. Any Obligation that was or is incurred in connection with the negotiation, execution or performance of this Agreement and any other Contracts entered into between Buyer and Seller.

                       2.2.4 Defaults. Any Obligation, the incurrence or existence of which constitutes or will constitute a breach or failure of, or a default under, any representation, warranty, covenant or other provision of this Agreement.


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                       2.2.5 Employees. Any Obligation to employees of REP,
including, but not limited to, Obligations under Employee Benefit Plans and/or other retirement plans.

                       2.2.6 Infringement. Any Obligation related to REP's infringement or alleged infringement of any Software or Intangible of any Person.

                       2.2.7 Encumbrances. Any Encumbrance on or affecting REP's Assets.

            2.3. REP's Employees. Buyer, in its sole discretion, may offer to employ employees of REP. Buyer does not assume any responsibility for, and Seller and/or REP shall be fully responsible for the payment of, any severance or other benefits related to or payable upon the termination of any of REP's employees.


3.  PURCHASE PRICE
    --------------

            3.1. Purchase Price. The total purchase price for the Specified Assets ("Purchase Price") shall consist of stock and options as follows:

                       (a) 268,097 shares of Common Stock ($2,000,000 divided by the Market Value, rounded to the nearest whole share). Certificates representing such shares of Common Stock shall be issued by Buyer on the Closing Date. As directed by Seller in writing at by noon on the business day prior to the Closing Date, Certificates representing 268,097 shares in the aggregate shall be delivered to Seller in the name of Seller and any number of Investors for whom Buyer has received an executed Investment Intent Letter. Seller acknowledges that such Common Stock shall not be registered under Federal and state securities laws and, except as specifically provided in this Agreement, Buyer shall have no obligation to register shares under any such laws. Such shares of Common Stock will constitute restricted securities subject to limitations on transfer and, as such, will bear appropriate legends restricting their disposition;

                       (b) A redeemable option, evidenced by a First Redeemable Option Agreement in substantially the form set forth at Schedule 3.1(b) hereof, granting Seller the right to acquire 125,000 shares of Common Stock (the "First Option Shares") for an exercise price per share equal to the Market Value. Such option shall expire at midnight on February 16, 1999 and shall be subject to redemption by Buyer as provided in the First Redeemable Option Agreement. Except as otherwise provided in the First Redeemable Option Agreement, shares of Common Stock issued pursuant to the option will constitute restricted securities subject to limitations on transfer and, as such, will bear appropriate legends restricting their disposition; and

                       (c) A redeemable option, evidenced by a Second Redeemable Option Agreement in the form set forth at Schedule 3.1(c) hereof, granting Seller the right to acquire 125,000 shares of Common Stock (the "Second Option Shares", and collectively with the First Option Shares, the "Option Shares") for an exercise price per share equal to the Market Value multiplied by 1.20 (i.e., 120% percent of the Market Value). Such option shall expire at midnight on February 16, 2000 and shall be subject to redemption by Buyer as provided in the Second


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Redeemable Option Agreement. Except as otherwise provided in the Second
Redeemable Option Agreement, Shares of Common Stock issued pursuant to the option will constitute restricted securities subject to limitations on transfer and, as such, will bear appropriate legends restricting their disposition.

            3.2. Adjustments. The number of shares subject to, and exercise price for, the options granted pursuant to this Section shall be subject to proportional adjustment in the case of a reclassification, stock split or stock dividend involving the Common Stock, or a reorganization, merger or consolidation of Buyer, all as more specifically provided in the First Redeemable Option Agreement and the Second Redeemable Option Agreement, respectively.

            3.3. Piggy-back Registration.

                       (a) If Buyer shall determine to register any of its securities for its own account, or for that of shareholders, other than (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to an SEC Rule 145 transaction or (z) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Common Stock issued to Seller, the Company will:

                                   (i) promptly give notice thereof to the
                       record holders of Common Stock issued to Seller hereunder (which notice, to the extent then known, shall include a list of the jurisdictions in which Buyer intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                                   (ii) include in such registration (and any
                       related qualification under blue sky laws), and in any underwriting involved therein, such of the Common Stock acquired hereunder and Option Shares (together, the "Covered Stock"), as may be specified in a written request or requests made by such holders within fifteen
                       (15) days after receipt of the written notice from Buyer described in clause (i) above, except as set forth in
                       Section 3.3(b) below.

                       (b) If the registration of which Buyer gives notice is for a registered public offering involving an underwriting, Buyer shall so advise the record holders as a part of the written notice given pursuant to
Section 3.3(a). In such event, the right of such holders, to registration pursuant to this Section shall be conditioned upon participation in such underwriting and the inclusion of such holders' securities in the underwriting to the extent provided herein. Such holders shall (together with Buyer) enter into an underwriting agreement in customary form with the underwriter selected for underwriting by Buyer. Notwithstanding any other provision of this Section, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, then underwriter may limit or eliminate the number of securities to be included in the secondary portion of the registration and underwriting. Any exclusion of Covered Stock shall be made pro rata among the Investors seeking to include Covered Stock, in proportion to the number of shares of Covered Stock sought to be included by such Investors; provided, however, that the Company shall not exclude any shares of Covered


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Stock unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Covered Stock; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Covered Stock shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights.

                       (c) All registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Section shall be borne by Buyer except that (1) all underwriting discounts and selling commissions shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered and (2) the selling security holders shall be responsible for the fees and expenses of their own attorneys, accountants and financial advisers.

                       (d) In connection with the registration of any Covered Stock pursuant to this Section, Buyer shall:

                                   (i) Prepare and file with the SEC a
registration statement (hereinafter, a "Registration Statement") on the appropriate form under the Securities Act of 1933 (the "Securities Act"), which form shall be available for the sale of such Covered Stock in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective (provided that before filing any Registration Statement or prospectus or any amendments or supplements thereto, the Buyer shall furnish, for review and comments, to the counsel selected by the holders of a majority of the Covered Stock covered by such Registration Statement, copies of all such documents proposed to be filed).

                                   (ii) Notify each holder of Covered Stock of
the effectiveness of each Registration Statement filed hereunder and prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary or appropriate to keep such Registration Statement effective for the period referred to in Section 3.3(d)(xiii) hereof, cause such prospectus as so supplemented to be filed as required under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the prospectus;

                                   (iii) Furnish to each selling security holder
a copy of each Registration Statement, amendment and supplement thereto and such copies of each preliminary and final prospectus and such other documents as such securityholder may reasonably request to facilitate the public offering of its Covered Stock;

                                   (iv) Use its best efforts to register or
qualify the Covered Stock covered by a Registration Statement under the applicable securities or "blue sky" laws of such jurisdictions as any selling securityholder may reasonably request and do any and all other acts

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and things which may be reasonably necessary or advisable to enable such selling securityholder to consummate the disposition in such jurisdictions of the Covered Stock owned by such selling securityholder; provided, however, that the Buyer shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offer or sale of the securities covered by the Registration Statement in any jurisdiction where it is not then so subject;

                                   (v) Furnish to each selling securityholder a
signed counterpart, addressed to the selling security holders, of an opinion of counsel for the Buyer, dated the effective date of the Registration Statement and "comfort" letters signed by the Buyer's independent public accountants who have examined and reported on the Buyer's financial statements included in the Registration Statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, but only to the extent that the Buyer is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

                                   (vi) Notify each selling securityholder of
such Covered Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such selling securityholder, the Buyer shall prepare a supplement or amendment to such prospectus so that, thereafter delivered to the purchasers of such Covered Stock, such prospectus shall not contain an untrue statement of a material fact required to be stated therein or omit to state any fact necessary to make the statements therein not misleading;

                                   (vii) Cause all such Covered Stock to be
listed on the principal securities exchange or market on which similar securities issued by the Buyer are then listed or traded;

                                   (viii) Cooperate with the selling
securityholders of Covered Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Covered Stock to be sold and not bearing any restrictive legends relating to Covered Stock being registered; and enable such Covered Stock to be in such denominations and registered in such names as the selling securityholders or the managing underwriters, if any, may request at least ten (10) business days prior to any sale of Covered Stock; and provide a transfer agent and registrar for all such Covered Stock not later than the effective date of such registration statement;

                                   (ix) In the event of the issuance of any stop
order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Covered Stock included in such registration statement for sale in any jurisdiction, the Buyer shall use its best efforts promptly to obtain the withdrawal of such order.

                                   (x) Permit each selling securityholder or its
counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them to facilitate compliance with Federal or state securities laws;

                                   (xi) Furnish to each selling securityholder a
copy of all documents filed with and all correspondence from or to the SEC in connection with any such offering of securities;

                                   (xii) Use its best efforts to insure the
obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.;

                                   (xiii) The Buyer will use its best efforts to
maintain the effectiveness for up to one year (or such shorter period of time as the underwriters need to complete the distribution of the registered offering), of any Registration Statement pursuant to which any of the Covered Stock are being offered, and from time to time will amend or supplement such Registration Statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Buyer will also provide each security holder with as many copies of the prospectus contained in any such Registration Statement as it may reasonably request;

                       Whenever the security holders are registering Covered Stock pursuant to any Registration Statement, each such security holder agrees to timely provide to the Buyer, at its request, such information and materials as it may reasonably request in order to effect the registration of such Covered Stock.

                       (e) In the event that the Buyer registers any of the Covered Stock under the Securities Act, the Buyer will indemnify and hold harmless each selling security holder of the Covered Stock (including the officers, directors, employees, agents, affiliates and partners of each such security holder) so registered (including any broker or dealer through whom such shares may be sold) and each Person (as defined in Section 2(2) of the Securities Act), if any, who controls such security holders within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such security holder, and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Buyer) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Buyer of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Buyer and relating to action or inaction required of the Buyer in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Buyer in connection therewith by any such a security holder, or any such controlling Person, for use therein, or unless (ii) in the case of a sale directly by such security holder (including a sale of such Covered Stock through any underwriter retained by such security holder to engage in a distribution solely on behalf of such security holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected or updated in a final or amended prospectus copies of which were delivered to such security holder or such underwriter on a timely basis, if and as required by the Securities Act.

            Promptly after receipt by any security holder or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Buyer, such security holder or such controlling Person, as the case may be, will notify the Buyer in writing of the commencement thereof (provided, that failure to so notify the Buyer shall not relieve the Buyer from any liability it may have hereunder) and, subject to the provisions hereinafter stated, the Buyer shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such security holder or such controlling Person, as the case may
be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Buyer.

            Such security holder or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by the Buyer shall not be at the expense of the Buyer unless (a) the employment of such counsel has been specifically authorized in writing by the Buyer or (b) the representation of both the Buyer and the indemnified party(ies) by the same counsel would be inappropriate due to actual or potential conflicts of interest between them. The Buyer shall not be liable to indemnify any security holder or controlling Person for any settlement of any such action effected without the Buyer's written consent (which shall not be unreasonably withheld). The Buyer shall not, except with the approval of each party being indemnified under this Section 3.3(e), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

            In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any security holder exercising rights under this Agreement, or any controlling Person of any such security holder, makes a claim for indemnification pursuant to this Section 3.3(e), but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.3(e) provides for indemnification in such case, then the Buyer and such security holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Buyer on the one hand and of the security holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Buyer on the one hand and of the security holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Buyer on the one hand or by the security holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                       (f) In the event that the Buyer registers any of the Covered Stock under the Securities Act, each security holder for which Covered Stock was registered will indemnify and hold harmless the Buyer (including the officers, directors, employees, agents, affiliates, and attorneys of the Buyer), each underwriter of the Covered Stock so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Buyer within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Buyer and each such other indemnified person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the Registration Statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Buyer in connection therewith by such security holder for use therein.

            Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such security holder, the Buyer will notify such security holder in writing of the commencement thereof (provided, that failure to so notify such security holder shall not relieve such security holder from any liability it may have hereunder), and such security holder shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Buyer) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such security holder.

             The Buyer and each such underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by such security holder shall not be at the expense of the indemnifying holder, unless
(a) the employment of such counsel has been specifically authorized in writing by the indemnifying holder or (b) the representation of both the Buyer and the indemnified party(ies) by the same counsel would be inappropriate due to actual or potential conflicts of interest between them. The security holder shall not be liable to indemnify Buyer for any settlement of any such action effected without the holder's written consent (which shall not be unreasonably withheld). The holders shall not, except with the approval of Buyer, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

            In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Buyer exercising its rights under this Agreement, makes a claim for indemnification pursuant to this
Section 3.3(f), but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this
Section 3.3(f) provides for indemnification, in such case, then the Buyer and such security holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Buyer on the one hand and of the security holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Buyer on the one hand and of the security holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Buyer on the one hand or by the security holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            3.4. Effect of Buyer's Indemnification. For the limited period set forth in this Section, each share of Common Stock issued pursuant to Section 3.1(a) hereof, or issued upon the exercise of options delivered pursuant to
Section 3.1(b) or 3.1(c) hereof, shall be subject to forfeiture in satisfaction of Seller's indemnification obligations under this Agreement. Specifically, if Buyer establishes a claim for indemnity under Section 3.3 or 13 hereof, and Seller does not satisfy such claim in cash within ten (10) days of Buyer's demand therefor (made pursuant to Section 13.3.1 in the case of indemnification under Section 13), then immediately upon written notice by Buyer to Seller thereafter, Seller shall be deemed to have forfeited and relinquished to Buyer a number of shares of Common Stock which, if such shares had been liquidated at the closing sale price per share, as reported by the NASDAQ Smallcap Market (or the principal market or exchange on which Common Stock is traded, if other than the NASDAQ Smallcap Market), on the date of Buyer's written notice, would have been sufficient to satisfy the amount owed pursuant to Section 13. If no sales occurred on such date, reference shall be made to the last closing sale price per share reported by the NASDAQ Smallcap Market (or the principal market or exchange on which Common Stock is traded if other than the NASDAQ Smallcap Market) immediately preceding such date.

            The remedy provided in this Section: (a) shall automatically expire if Buyer has not made any claim for indemnification under this Agreement within 180 days after the Closing Date, or (b) if Buyer has made a claim in good faith for indemnification under this Agreement within 180 days after the Closing Date, shall automatically expire as to any Common Stock or options not previously forfeited, upon the payment in full of the last outstanding claim by Buyer for indemnification under this Agreement or the last such outstanding claim is disposed of adverse to the Buyer in a final Judgment.

            During the period in which the remedy under this Section is in effect, each share of Common Stock subject to forfeiture pursuant to this Section shall bear a legend indicating that such share is subject to forfeiture. If Buyer is entitled to effect a forfeiture under this Section and all of the shares of Common Stock pursuant to Section 3.1(a) hereof, plus those issued upon the exercise of options delivered pursuant to Section 3.1(b) or 3.1(c) hereof, have been or will have been forfeited, then Buyer may automatically cancel the options issued pursuant to Section 3.1(b) and 3.1(c).

            Upon any forfeiture pursuant to this Section, the Certificates representing the forfeited shares shall be surrendered to Buyer, Buyer may direct the transfer agent to transfer ownership of the forfeited shares to Buyer on the corporate records, and all of Seller's rights and benefits as to such shares shall cease.


4.  REPRESENTATIONS OF SELLER
    -------------------------

            Seller represents and warrants to Buyer, both as of the date hereof and as of the Closing Date, and covenants with the Buyer, with the intent that Buyer shall rely on such representations, warranties and covenants, as follows:

            4.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller possesses the full corporate power and authority to sell the Assets, and enter into and fully perform this Agreement. Seller is duly qualified to do business in each jurisdiction in which it is required to be qualified. Millennium Media Group, Inc., a Pennsylvania corporation ("MMG") owns all of the issued and outstanding capital stock of Seller.

            4.2. Effect of Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby, (a) have been, or shall have been by the Closing Date, duly authorized by all necessary corporate actions by its shareholders and boards of directors; (b) do not constitute a violation of, a default under, or termination of the articles or certificate of incorporation or other organizational documents of Seller or; (c) do not constitute a default or breach of (immediately after the giving of notice, passage of time or both), or termination of any material Contract to which Seller is a party or by which Seller is bound; (d) do not constitute a violation of any Law applicable to Seller or REP; and (e) comply or will comply in all respects with Law applicable to the sale of the Specified Assets to Buyer, including, without limitation, all requirements of the Uniform Commercial Code with respect to sale of a debtor's assets by a creditor. There exists no rights of first refusal or other preemptive rights with respect to REP's Assets. This Agreement constitutes the valid and legally binding agreement of Seller, enforceable in accordance with its terms.

            4.3. No Proceedings. No Proceeding has been instituted or, to the best of Seller's knowledge, threatened, no Judgment has been issued, and, to the best of Seller's knowledge, no Law has been enacted, on or before the Closing Date, that seeks to prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement.

            4.4. Financial Records. All of the REP's financial statements attached hereto at Schedule 4.4 were (a) prepared in accordance with GAAP; and
(b) all adjustments that are necessary for a fair presentation thereof (consisting only of normal recurring adjustments) have been made.

            4.5. Assets. Except for the Seller's security interests under the Security Documents, REP has good and marketable title to all of its Assets. Seller has the right to transfer and upon consummation of the transactions contemplated hereby will transfer all right, title and interest in and to such Assets to Buyer, free and clear of any Encumbrance. The Specified Assets include all of the Assets of REP that are used in or for the operation of REP's business or are necessary for the continued operation of REP's business consistent with its past operation. Schedule 4.5 contains a non-exclusive list of Intangibles related to REP Titles to which Seller will transfer all right, title and interest, free and clear of any Encumbrance on the Closing Date.

            4.6. Securities Representations. (a) Seller is acquiring the shares of and options for Common Stock issued hereunder (the "Issued Securities") solely for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, and there is no current plan or intention by Seller to sell, exchange or otherwise dispose of the Issued Securities, except that both Seller and MMG intend to dissolve and liquidate after the Closing Date, and in connection therewith, the Issued Securities may be distributed solely to those Investors who have executed and delivered an Investment Intent Letter to the Buyer and Seller.

                       (b) Seller understands that the acquisition of the shares of Issued Securities is a speculative investment which involves a high degree of risk of loss of its investment therein, and that there are restrictions on the transferability of the shares under the terms of the Federal Securities Act of 1933, as amended and applicable state securities laws.

                       (c) Seller's knowledge and experience in financial and business matters are such that Seller is capable of evaluating the merits and risks of acquisition of the Issued Securities.

                       (d) In making the decision to acquire Issued Securities, Seller has relied upon independent investigations made by it.

                       (e) Seller has been given the opportunity to examine, to ask questions of, and to receive answers from, Buyer and its representatives concerning the terms and conditions of the acquisition of the Issued Securities and to obtain information concerning Buyer and any additional information necessary to verify the information provided. No representations or warranties have been made to Seller concerning the Issued Securities, or Buyer's business or prospects or other matters except as set forth in this Agreement.

            4.7. REP Proceedings and Judgments. Except as described on Schedule 4.7, to the best of Seller's knowledge (a) no Proceeding involving or related to REP's business or the Specified Assets is currently pending or threatened in writing; and (b) no Judgment involving or related to REP's business or the Specified Assets is currently outstanding.

5.  REPRESENTATIONS OF BUYER
    ------------------------

            Buyer represents and warrants to Seller, and covenants with Seller, as follows:

            5.1. Organization. Buyer is a corporation that is duly organized, validly existing and in good standing under the Law of the Commonwealth of Pennsylvania. Buyer has the full corporate power and authority to own its assets, conduct its business as and where such business is presently conducted, and enter into this Agreement.

            5.2. Agreement. Buyer's execution, delivery and performance of this Agreement, and its consummation of the transactions contemplated hereby, (a) have been duly authorized by all necessary corporate actions by its board of directors; (b) do not constitute a violation of or default under its charter or bylaws; (c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which it is a party or by which it is bound; (d) do not constitute a violation of any Law or Judgment that is applicable to Buyer or to the business or Assets of Buyer, or to the transactions contemplated by this Agreement; and (e) do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of Buyer, enforceable against it in accordance with its terms.

            5.3. Brokerage Fees. No Person acting on behalf of Buyer is entitled to any brokerage, finder's or investment banking fee in connection with the acquisition of the Specified Assets.

            5.4. SEC Reports. Buyer has filed all forms, reports and documents required to be filed with the SEC, and all required amendments and supplements to all such reports and registration statements filed with the SEC (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            5.5. Financial Statements. To the extent required by the SEC, each of the financial statements (including, in each case, any related notes thereto) contained in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Buyer and its subsidiaries at and as of the respective dates thereof and the consolidated results of its operations and cash flows for the period indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or will not be material in amount.

            5.6. Absence of Certain Changes or Events. Except as set forth in the SEC Reports, since September 30, 1996, there has not occurred any material adverse change in the financial condition of the Buyer.

            5.7. Full Disclosure. No statement contained herein or in any certificate or schedule furnished or to be furnished by Buyer to Seller pursuant to the provisions of this Agreement contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements herein or therein not misleading.

            5.8. Offering Exemption. The Buyer has complied and will comply with the Securities Act and all applicable federal and state securities laws in connection with the issuance and sale of the Common Stock, the options granted hereunder and the Option Shares to the Seller.

            5.9. No Proceedings. No Proceeding has been instituted or, to the best of Buyer's knowledge, threatened, no Judgment has been issued, and, to the best of Buyer's knowledge, no Law has been enacted, on or before the Closing Date, that seeks to prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement.

6.  CERTAIN OBLIGATIONS OF SELLER PENDING CLOSING
    ---------------------------------------------

            6.1. Investigation. During the period, if any, from the date of this Agreement to the Closing Date, (a) Seller shall permit Buyer and its authorized representatives to have full access to REP's facilities during normal business hours, to observe REP's operations, to meet with REP's officers and employees and to audit, examine and copy all of REP's files, books and records, and (b) Seller shall provide to Buyer and its authorized representatives all information concerning REP and all information concerning the financial condition of Seller and that is reasonably requested by Buyer.

            6.2. Conduct of REP's Business. During the period, if any, from the date of this Agreement to the Closing Date, except with the prior written consent of Buyer:

                      6.2.1 Seller shall, (i) ensure that REP's business is conducted in a diligent manner consistent with past practices, (ii) ensure that REP does not make any change in such business practices, and (iii) use its best efforts to preserve the business organization of REP intact, keeping available the services of its current officers, employees, salesmen, agents and representatives, and maintaining the good will of its customers, suppliers and other Persons having business relations with REP; provided, however, that Seller shall not be deemed to have breached this covenant solely as a result of failure of REP to satisfy its current obligations as they become due if REP's funds are insufficient to meet such obligations.

                      6.2.2 Except in the ordinary course of REP's business consistent with its past practices, Seller shall not, and shall not permit REP to (i) create or assume any Encumbrance upon any of the Specified Assets, (ii) incur any Obligation on behalf of or relating to REP's business, (iii) make any loan or advance to any Person, (iv) assume, guarantee or otherwise become liable for any Obligation of any Person on behalf of or relating to REP's business, (v) commit for any capital expenditure on behalf of or relating to the REP's business, (vi) purchase, lease, sell, abandon or otherwise acquire or dispose of any part of REP's business, (vii) waive any right or cancel any debt or claim on behalf of or relating to REP's business, (viii) assume or enter into any Contract on behalf of or relating to REP's business other than this Agreement (and any other Contract contemplated herein), or (ix) do anything else outside the ordinary course of its business.

                      6.2.3 Even in the ordinary course of REP's business consistent with REP's past practices, Seller shall not for REP's account, and shall not permit REP to, incur any Obligation, make any loan to any Person, convert or dispose of any part of the Specified Assets or enter into any Contract or other transaction, or do any of the other things described in
Section 6.2.2 involving an amount exceeding $25,000 in any single case, or $100,000 in the aggregate.

                      6.2.4 Seller shall, or shall cause REP to (i) maintain all Real Property and Tangible Property owned or used by REP in good condition and repair, (ii) maintain REP's producer's liability insurance policy, other Insurance Policies covering assets at REP's offices or at other locations, and Permits in full force and effect, (iii) repair, restore or replace any of REP's Assets that are damaged, destroyed, lost or stolen, (iv) comply with all applicable Contracts, Permits and Laws until the Closing Date relating to or for the benefit of the REP's business, (v) properly file all Tax returns, annual reports and other returns and reports required to be filed by it with respect to REP and (vi) fully pay when due all Taxes and fees payable by REP; provided, however, that Seller shall not be deemed to have breached this covenant solely as a result of failure of REP to satisfy its current obligations as they become due if REP's funds are insufficient to meet such obligations.

                      6.2.5 Seller shall maintain its corporate existence and good standing in the State of Delaware and MMG shall maintain its corporate existence and good standing in the Commonwealth of Pennsylvania.

            6.3. Consents. Between the date of this Agreement and the Closing Date, Seller (as requested by Buyer in writing) and Buyer shall in good faith use best efforts to obtain all Consents, and to give the notices and make the filings required for Closing.

            6.4. Acquisition Proposals. Between the date of this Agreement and the Closing Date, neither Seller nor any of its respective officers, employees, representatives or agents, or its respective affiliates, shall, directly or indirectly, solicit, initiate, encourage or respond to any inquiries or proposals from, or participate in any discussions or negotiations with, or provide any non-public information to, any Person or group (other than Buyer and its respective officers, employees, representatives and agents) concerning any sale of any of the Specified Assets or REP's business. Seller shall immediately advise Buyer of, and communicate to Buyer the terms of, any such inquiry or proposal received by Seller.

            6.5. Advice of Changes. Between the date of this Agreement and the Closing Date, Seller shall promptly advise Buyer in writing of any fact arising, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed limit or to modify the representations, warranties and covenants of Seller contained in this Agreement).

            6.6. Best Efforts. Seller shall use its best efforts to consummate the transactions contemplated by this Agreement as of the earliest practicable date.


7.  CERTAIN OBLIGATIONS OF BUYER PENDING CLOSING
    --------------------------------------------

            7.1. Corporate Status. Between the date of this Agreement and the Closing Date Buyer shall maintain its corporate existence and good standing in the Commonwealth of Pennsylvania.

            7.2. Best Efforts. Buyer shall use its best efforts to consummate the transactions contemplated by this Agreement as of the earliest practicable date.


8.  CONDITIONS PRECEDENT TO SELLER'S CLOSING OBLIGATIONS
    ----------------------------------------------------

            Each obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section, except to the extent that such satisfaction is waived by Seller in writing.

            8.1. Representations of Buyer. All representations, warranties and certifications made by Buyer in this Agreement or pursuant hereto shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

            8.2. Performance by Buyer. All of the covenants, terms and conditions of this Agreement to be satisfied or performed by Buyer on or before the Closing Date shall have been substantially satisfied or performed.

            8.3. Absence of Proceedings. No Proceeding shall have been instituted or threatened (excluding any Proceeding instituted by or on behalf of Seller), no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement.

9.  CONDITIONS PRECEDENT TO BUYER'S CLOSING OBLIGATIONS
    ---------------------------------------------------

            Each obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section, except to the extent that such satisfaction is waived by Buyer in writing.

            9.1. Representations of Seller. All representations, warranties and certifications made by Seller in this Agreement or pursuant hereto shall be true on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, and the Schedules to this Agreement shall be complete, accurate and current on and as of the Closing Date.

            9.2. Performance by Seller. All of the covenants, terms and conditions of this Agreement to be satisfied or performed by Seller on or before the Closing Date shall have been fully satisfied or performed.

            9.3. Absence of Proceedings. No Proceeding shall have been instituted or threatened, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement.

            9.4. Seller or REP's Adverse Changes. Between the earlier of the date of the Agreement or the date of the last financial statements of REP delivered to Buyer and the Closing Date, there shall not have been (a) any material adverse change in, or material casualty loss affecting, REP or the Specified Assets or the financial condition of REP or (b) any material adverse change in the financial performance of REP.

            9.5. Consents. All Consents necessary to convey all right, title and interest in the Specified Assets to Buyer shall have been obtained.


10.  CLOSING

            10.1. Closing. Unless this Agreement is earlier terminated as provided herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at a mutually agreeable time on February 17, 1997 or such other date as is mutually agreeable (the "Closing Date"), at such location as is agreed upon by Buyer and Seller.

            10.2. Obligations of Seller at Closing. At the Closing, Seller shall deliver to Buyer the following:

                       10.2.1 Specified Assets. Possession and control of the Specified Assets other than as disclosed on Schedule 10.2.1.

                       10.2.2 Documents of Transfer. Such bills of sale, assignments, deeds, endorsements, affidavits, Consents and other instruments and documents of sale, transfer, assignment and conveyance as Buyer may reasonably require, in order to lawfully and effectively sell, transfer, assign and convey to Buyer all right, title and interest in and to all of the Specified Assets, in each case in form acceptable to Buyer, dated as of the Closing Date, and duly executed and, if necessary, acknowledged by Seller.

                       10.2.3 Closing Certificate. A certificate ("Seller's Closing Certificate"), dated the Closing Date, in form and substance satisfactory to Buyer, signed by the President of Seller, in which Seller represents and warrants that:(a) all representations, warranties and certifications made by Seller in this Agreement or pursuant hereto are true on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date; (b) the Schedules to this Agreement are complete and accurate on and as of the Closing Date; (c) all of the covenants, terms and conditions of this Agreement to be satisfied or performed on or before the Closing Date have been satisfied or performed; (d) as of the Closing Date, no Proceeding has been instituted or threatened, no Judgment has been issued, and no new Law has been enacted that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement; and (e) since the date of this Agreement, there has not been any material adverse change or material casualty loss affecting REP or the Specified Assets, the financial condition of Seller or REP.

                       10.2.4 Resolutions. Copies of the resolutions duly adopted by the board of directors and, if applicable, shareholders or partners of Seller and MMG, respectively, authorizing Seller to enter into and perform this Agreement and MMG to guaranty Seller's performance hereunder, certified by proper officers as in full force and effect on and as of the Closing Date.

                       10.2.5 Good Standing. Good standing certificates for Seller and MMG from their respective jurisdiction of incorporation, dated no earlier than 20 days before the Closing Date.

                       10.2.6 Opinion of Counsel. An opinion of counsel to Seller and MMG addressed to Buyer and dated the Closing Date, in form acceptable to Buyer.

                       10.2.7 Consents. The original signed copies of all Consents described in Section 9.5 hereof and an executed Investment Intent Letter for each Investor in whose name a Common Stock certificate has been requested by Seller to be issued pursuant to Section 3.1 hereof.

                       10.2.8 Debt Payoff. Proper documentary evidence of the removal of all Encumbrances upon any of the Specified Assets; together with all further documents reasonably requested by Buyer to remove all such Encumbrances on the Specified Assets, including, but not limited to, UCC-3 (or other) termination forms duly executed by the secured parties and mortgage satisfaction and release forms duly executed by the mortgagees, and UCC-3 (or other) termination forms duly executed by former secured parties for which UCC-1 (or other) financing statements remain of record, in each case in form acceptable for immediate filing with the appropriate state or local governmental office.

                       10.2.9 Guaranty. A guaranty by MMG of Seller's obligations hereunder in the form of Schedule 10.2.10 attached hereto.

                       10.2.10 Other Documents. All other agreements, certificates, instruments and documents reasonably requested by Buyer in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

                       10.3. Obligations of Buyer at Closing. At the Closing, Buyer shall deliver to Seller the following:

                       10.3.1 Stock Certificates and Option Agreements. A First Redeemable Option Agreement, in the form set forth in Schedule 3.1(b), a Second Redeemable Option Agreement, in the form set forth on Schedule 3.1(c), in each case executed by an authorized officer of Buyer, and one or more certificates representing the Common Stock required to be delivered on the Closing Date pursuant to Section 3.1 hereof;

                       10.3.2 Closing Certificate. A certificate ("Buyer's Closing Certificate"), dated the Closing Date, in form and substance satisfactory to Seller, signed by an officer, President and Chief Financial Officer of Buyer, in which Buyer, represents and warrants to the Seller that:
(a) all representations, warranties and certifications made by Buyer in this Agreement or pursuant hereto are true on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date; (b) all of the covenants, terms and conditions of this Agreement to be satisfied or performed by Buyer on or before the Closing Date have been satisfied or performed; and (c) as of the Closing Date, no Proceeding has been instituted or threatened against Buyer, no Judgment has been issued against Buyer, and no new Law has been enacted that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement; and

                       10.3.3 Incumbency Certificate. A certificate of the corporate Secretary (or Assistant Corporate Secretary) of Buyer as to the incumbency and signatures of the officers of Buyer executing this Agreement and the related certificates; and

                       10.3.4 Resale Certificates. Certificates of exemption for Pennsylvania sales tax from Buyer and any affiliated nominee substituted for Buyer at Closing on forms acceptable to the Pennsylvania Department of Revenue.


11.         CERTAIN POST-CLOSING OBLIGATIONS
            --------------------------------

            11.1. Transition and Cooperation. From and after the Closing Date,
(a) Seller shall, and shall cause REP to, fully cooperate to transfer to the Buyer the control and enjoyment of the Specified Assets; (b) Seller shall not take any action, directly or indirectly, alone or together with others, which obstructs or impairs the smooth assumption by Buyer of the Specified Assets; and
(c) Seller shall, and shall cause REP to, promptly deliver to Buyer all correspondence, papers, documents and other items and materials received by it or REP or found to be in the possession of Seller or REP which pertain to the Specified Assets.

            11.2. Contract Matters. After the Closing, each Contract as to which
(a) the Contract Rights of Seller are included in the Specified Assets, and (b) Consent to the assignment thereof from Seller to Buyer is required but was not obtained on or before the Closing Date (each a "Transferred Contract"), to the extent such Consent was waived as a closing condition by Buyer, shall be handled in accordance with the following provisions:

            11.2.1 Consent. Seller, as and if requested by Buyer in writing, shall cooperate with Buyer to obtain the Consent; however, Buyer shall be primarily responsible for preparing any documents and making any arrangements to obtain the Consent, and Seller's responsibility shall generally be limited to execution of documents prepared by Buyer and confirmation of the arrangements made by Buyer. If and when Consent to assignment of such Transferred Contract is obtained, such Transferred Contract shall no longer be subject to the provisions of this Section.

            11.2.2 Subcontracting. Seller shall make available, or cause REP to make available, to Buyer all Contract Rights and other benefits of such Transferred Contract, on a subcontract or sublease basis or in some other appropriate manner to the fullest extent possible, and Buyer shall be considered an independent subcontractor or sublessee of Seller, or an agent of Seller, with respect to all matters concerning such Transferred Contract. Without limiting the foregoing, Buyer shall be considered Seller's agent for purposes of (a) collecting all amounts that may be due from the other party or parties to such Transferred Contract; and (b) negotiating or otherwise handling all disputes and issues that may arise in connection with such Transferred Contract. Without Buyer's prior written consent, Seller shall not agree to any amendment, modification, extension, renewal, termination or other change in the terms of such Transferred Contract, nor shall Seller exercise any Contract Right under such Transferred Contract.

            11.2.3 Buyer's Instructions. At Buyer's direction, Seller shall (a) notify the other party or parties to such Transferred Contract that Buyer is Seller's subcontractor, sublessee or agent with respect thereto and that all further payments, notices and other communications with respect thereto shall be directed to Buyer; (b) agree to such amendments, modifications, extensions, renewals, terminations or other changes in the terms of such Transferred Contract as Buyer determines, in its sole discretion, are advisable; and (c) exercise any Contract Right under such Transferred Contract at such time and in such manner as Buyer determines, in its sole discretion, to be advisable.

            11.2.4 Collateral Assignment. Effective as of the Closing Date, Seller hereby collaterally assigns to Buyer (except and only to the extent that such collateral assignment is expressly prohibited by the terms of such Transferred Contract), and grants to Buyer a security interest in, all of Seller's and/or REP's contract rights under such Transferred Contract and all cash and non-cash proceeds thereof, as security for the prompt and timely satisfaction and performance of Seller's obligations under this Section. Buyer shall have, and Seller shall deliver to Buyer at the Closing, possession of the original executed copy of such Transferred Contract. Effective as of the Closing Date, Seller hereby appoints Buyer as Seller's attorney to take such actions, in Seller's name and on its behalf, as such attorney determines, in its sole discretion, to be necessary or advisable to protect, perfect and continue perfected the security interest granted hereunder, including, but not limited to, the execution and filing of such financing statements and other instruments and documents as such attorney determines, in its sole discretion, to be necessary or advisable for such purposes.

            11.3. Further Assurances. At any time and from time to time after the Closing Date, at Buyer's request and expense, and without further consideration, Seller shall promptly execute and deliver all such further agreements, certificates, instruments and documents, and perform such further actions, as Buyer may reasonably request in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement. If Seller thereafter elects to dissolve, liquidate, or go out of existence, Seller shall first irrevocably appoint Buyer as its attorney in fact to execute all documents and act in any manner on behalf of Seller as required to vest in Buyer title to all Specified Assets, including any Transferred Contracts.

            11.4. Board of Directors. Buyer shall use its best efforts to cause Wayne Weisman or one other person who is designated in writing by Seller and acceptable to the existing Board of Directors of Buyer, to be elected or appointed to the Board of Directors of Buyer. Such person shall serve until his or her successor is duly elected and qualified or as otherwise provided in Buyer's Articles of Incorporation or Amended and Restated Bylaws.

            11.5. Name Change. Within thirty days after the Closing Date, Seller shall cause REP to be dissolved as a corporation or shall cause its name to be changed to a name which is dissimilar to Rabbit Ears Productions, Inc., which is not any variation of such name, and which does not otherwise infringe on any Intangible being assigned to Buyer hereunder. Seller will file or cause to be filed appropriate certificates or amendments with the Department of State of the State of Delaware to effect the foregoing, and at Buyer's request shall provide Buyer with any consents or similar documents that may be required from Seller to enable Buyer to conduct business under and otherwise obtain the full benefit and use of the foregoing name and all variations thereof.


12.         SELLER RESTRICTIVE COVENANTS
            ----------------------------

            12.1. Basis for Covenants. The covenants of Sections 12.2 (the "Covenants") are a material part of this Agreement and are an integral part of the obligations of Seller hereunder; the Covenants are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of Buyer.

            12.2. Nondisclosure Covenants. At all times after the date of this Agreement, for an indefinite period of time, except with Buyer's prior written consent, Seller shall not directly or indirectly, in any capacity, communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of the Buyer or concerning any of its business, software, assets or financial condition, no matter when or how such knowledge or information was obtained, including without limitation (a) any information concerning the Specified Assets, or the conduct and details of REP's business; (b) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects; (c) prices, renewal dates and other detailed terms of customer and supplier Contracts and proposals; (d) pricing policies, marketing and sales strategies, methods of delivering services, and product development projects and strategies; (e) source code, object code, user manuals, technical manuals and other documentation for Software products; (f) artwork, images, musical compositions, screen designs, report designs and other designs, concepts and visual or audio expressions for Software products; (g) employment and payroll records; (h) forecasts, budgets and other nonpublic financial information; and (i) expansion plans, management policies, methods of operation, and other business strategies and policies.

            12.3. Enforcement of Covenants. Seller expressly acknowledges that it would be extremely difficult to measure the damages that might result from any breach of the Covenants, and that any breach of the Covenants will result in irreparable injury to the Buyer for which money damages could not adequately compensate. If a breach of the Covenants occurs, then Buyer shall be entitled, in addition to all other rights and remedies that it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the Seller and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action that Seller or any such other Person may have against Buyer shall not constitute a defense or bar to the enforcement of any of the Covenants. If Buyer must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

            12.4. Scope of Covenants. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.


13.  INDEMNIFICATION
     ---------------

            13.1. Seller's Indemnification. From and after the Closing Date and until the later of (1) six months from the Closing Date or (2) the date Seller is dissolved pursuant to Delaware law, Seller shall indemnify and hold harmless Buyer, its affiliates, assigns, and their respective directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses (collectively, "Claims"), including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any of all of the following:

                       13.1.1 Misrepresentation. Any misrepresentation, breach or failure of any warranty or representation made by Seller in or pursuant to this Agreement; provided, however, that Seller shall not be liable under this Section for losses suffered by Buyer due to the ineffectiveness of conveyance documents prepared by Buyer (although Seller shall remain obligated to execute corrected, effective conveyance documents in accordance with this Agreement if it is determined that any such conveyance documents are ineffective).

                       13.1.2 Nonperformance. Any failure or refusal by Seller to satisfy or perform any covenant, term or condition of this Agreement required to be satisfied or performed by it.

                       13.1.3 Non-Assumed Obligations. Any Obligation of Seller other than those expressly included in the Specified Liabilities including, but not limited to, (a) any of the types of Obligations specifically excluded from the Specified Liabilities under Section 2.2; (b) any such Obligation that may be imposed upon the Buyer as a result of the failure by Seller or REP to comply with any bulk sales, bulk transfer, fraudulent conveyance or similar Law of any jurisdiction that may be applicable to some or all of the transactions contemplated by this Agreement; and (c) any such Obligation that may be imposed upon Buyer as a result of any Law under which Buyer or its affiliates may have successor liability for any Tax or other Obligations of Seller or REP.

                       13.1.4 Unasserted Claims. Any action, suit or claim arising out of, caused by or based upon any act or omission of Seller or REP or their respective shareholders, partners, directors, executives, officers, employees, agents or representatives at any time before the Closing, except actions, suits or claims which are disclosed in the Schedules to this Agreement.

                       13.1.5 Proceedings by Employees. Any Proceeding against Buyer by or on behalf of any employee of REP who is not hired by Buyer.

                       13.1.6 Investor Claims. Any Claims by or for shareholders, noteholders, or other investors in REP, MMG or Seller, including, without limitation, Investors, asserting any interest in the Assets to be acquired hereunder (other than interests as shareholders of Buyer), or seeking to obstruct or rescind this Agreement or the sale contemplated hereby; or otherwise relating to the transactions contemplated by this Agreement other than claims arising from a breach of this Agreement by the Buyer.

            13.2. Buyer's Indemnification. From and after the Closing Date, Buyer shall indemnify and hold harmless Seller, its affiliates, assigns, and their respective directors, officers, employees, agents and representatives (and any of the Investors who legally become record holders of Common Stock issued to Seller after delivering a true, executed Investment Intent Letter to Buyer), from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any of all of the following:

                       13.2.1 Misrepresentation. Any misrepresentation, breach or failure of any warranty or representation made by Buyer pursuant to Section 5 of this Agreement.

                       13.2.2 Nonperformance. Any failure or refusal by Buyer to satisfy or perform any covenant, term or condition of this Agreement required to be satisfied or performed by Buyer.

                       13.2.3 Assumed Obligations. The Specified Liabilities.

                       13.2.4 Unasserted Claims. Any action, suit or claim arising out of, caused by or based upon any act or omission of Buyer its shareholders, directors, executives, officers, employees, agents or representatives at any time after the Closing.

            13.3. Indemnification Procedures. With respect to each event, occurrence or matter ("Indemnification Matter") as to which any Person (the "Indemnitee") is entitled to indemnification from Seller or Buyer, as the case may be (the "Indemnitor") under this Section:

                       13.3.1 Notice. Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third-party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice"), together with copies of any such written documents.

                       13.3.2 Defense. If a third-party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over the litigation, defense or settlement (the "Defense") of the Indemnification Matter, except that (a) the Indemnitee may, at its option and expense and through counsel of its choice, participate in the Defense; (b) if the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse effect on the Indemnitee, its business or financial condition, or its relationship with any customer, prospect, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense, provided that the Indemnitor shall be entitled to participate in the Defense at its expense and through counsel of its choice; (c) the Indemnitor shall not consent to any Judg ment, or agree to any settlement, without the Indemnitee's prior written consent; and (d) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including without limitation by furnishing all available documentary or other evidence as is reasonably requested by the other.

                       13.3.3 Payments. All amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid, in the case of third-party actions, suits, claims or demands, in full within fifteen (15) business days after a final Judgment (without further right of appeal) determining the amount owed is rendered, or after a final settlement or agreement as to the amount owed is executed, or, in cases not involving a third-party action, suit, claim or demand, with ten (10) days of the notice provided pursuant to Section 13.3.1 hereof.

14.  TERMINATION
     -----------

            14.1. Termination by Mutual Consent. At any time before the Closing, this Agreement may be terminated by the mutual written consents of Buyer and Seller.

            14.2. Termination on Default. As used herein, "Default" means, with respect to Seller on the one hand, or with respect to Buyer on the other hand, that any of the representations and warranties made by such parties in or pursuant to this Agreement is or becomes false or misleading in any material respect, or any provision of this Agreement to be satisfied or performed by such parties is not substantially satisfied or performed in a timely manner, in either case for reasons within the reasonable control of such parties. If a Default occurs and is not cured within ten days after notice is given by the non-Defaulting party to the Defaulting party specifying the nature of the Default (or on or before the Closing Date if sooner), then the non-Defaulting party may terminate this Agreement immediately upon notice to the Defaulting party.

            14.3. Termination at Closing. If any of the conditions set forth in
Section 8 is not satisfied on or before the Closing Date, then Seller may terminate this Agreement by notifying Buyer on the Closing Date. If any of the conditions set forth in Section 9 is not satisfied on or before the Closing Date, then Buyer may terminate this Agreement by notifying Seller on the Closing Date.


15.  OTHER PROVISIONS
     -----------------

            15.1. Confidentiality. During the period from the date of this Agreement to the Closing Date, (a) each of the parties shall maintain the confidentiality of all information normally maintained as confidential and exchanged among them in connection with this Agreement, in the same manner that the recipient of the information maintains the confidentiality of its own confidential information, and (b) none of the parties will discuss the existence or nature of this Agreement or the transaction contemplated hereby with any of REP's customers, prospects, suppliers, employees, contractors, salesmen, agents or representatives, except in the manner reasonably determined by Buyer or as otherwise required by law. If this Agreement is terminated in accordance with
Section 14, then each party shall promptly return all confidential information and materials of the other party and the provisions of the foregoing sentence shall survive such termination indefinitely.

            15.2. Fees and Expenses. Buyer shall pay all of the fees and expenses incurred by them, and Seller, shall pay all of the fees and expenses incurred by it, in negotiating and preparing this Agreement (and all other Contracts executed in connection herewith) and in consummating the transactions contemplated by this Agreement.

            15.3. Notice. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notice sent to Seller or Buyer at the respective address specified on page one of this Agreement shall suffice as notice to Seller or Buyer, as the case may be. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section, except that any such change of address notice shall not be effective unless and until received.

            15.4. Survival of Representations. All representations and warranties made in this Agreement or pursuant hereto shall survive the date of this Agreement, the Closing Date, the consummation of the transactions contemplated by this Agreement, subsequent transfers of the Specified Assets, and assignments by Buyer of this Agreement.

            15.5. Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

            15.6. Reliance by Buyer. Notwithstanding the right of Buyer to investigate REP and the Specified Assets and financial condition of Seller, and notwithstanding any knowledge determined or determinable by Buyer as a result of such investigation, Buyer shall have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by Seller in this Agreement or pursuant hereto.

            15.7. Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, states the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including without limitation all confidentiality letter agreements and letters of intent previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

            15.8. Publicity. All voluntary public announcements concerning the transactions contemplated by this Agreement shall be mutually acceptable to both Buyer and Seller. Unless required by Law, the parties shall not make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of the other parties. With respect to any announcement that any of the parties is required by Law or stock exchange or NASDAQ SmallCap Market regulation to issue, such party shall, to the extent possible under the circumstances, review the necessity for and the contents of the announcement with the other parties before issuing the announcement.

            15.9. Assignment. Neither Buyer nor Seller may assign this Agreement without the written consent of the other, except that (a) Buyer may assign this Agreement to an affiliated corporation without the prior written consent of Seller and (b) Seller can assign it to one or more Investors who have (i) executed an Investment Intent Letter and (ii) if Seller has otherwise complied with applicable securities laws in transferring to such Investor the related Common Stock or Option Shares. This Agreement shall bind, benefit, and be enforceable by and against the parties hereto, and their respective successors and consented-to assigns.

            15.10. Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

            15.11. Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

            15.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

            15.13. Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

            15.14. References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly requires otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection of this Agreement.

            15.15. Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

            15.16. Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably waives the right to trial by jury; (b) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with this Agreement; and (c) the prevailing parties shall be entitled to recover their reasonable attorney's fees (including, if applicable, charges for in-house counsel) and court costs from the other parties.

            15.17. No Third-Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto and the Investors, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of Seller or REP.




           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK --
                             SIGNATURE PAGE FOLLOWS]

EACH PARTY IDENTIFIED BELOW HAS CAUSED THIS AGREEMENT TO BE
EXECUTED ON ITS BEHALF BY A DULY AUTHORIZED OFFICER AS OF THE DATE FIRST STATED ABOVE.



SELLER:
MILLENNIUM MEDIA GROUP HOLDINGS, INC.


By: _____________________________

Title: __________________________

Date: ___________________________




BUYER:
MICROLEAGUE MULTIMEDIA, INC.

By: _____________________________

Title: __________________________

Date: ___________________________

                                LIST OF SCHEDULES
                                -----------------


            1.1                    Seller Retained Accounts Receivable

            1.15                   Investment Intent Letter

            1.16                   Investor Schedule

            1.29                   REP Titles

            2.1.1(c)               Specified Contracts

            3.1(b)                 Form of First Redeemable Option Agreement

            3.1(c)                 Form of Second Redeemable Option Agreement

            4.4                    Financial Statements

            4.5                    Certain Intangible Property

            4.7                    REP Litigation

            10.2.1                 Certain Assets Not in Seller's Possession

            10.2.10                Form of Guaranty

                    Acknowledgment and Release by Rabbit Ears
                    -----------------------------------------


            Rabbit Ears Productions, Inc., a Delaware Corporation ("REP"), hereby acknowledges and agrees that: 1) REP has received all required notices with respect to the sale of REP's assets by Millennium Media Group Holdings, Inc. (the "Creditor") pursuant to the Asset Acquisition Agreement (the "Agreement"), dated February , 1997, between the Creditor and Microleague Multimedia, Inc. (the "Buyer"), 2) REP is and was in default under the Security Documents (as defined in the Agreement; 3) the Creditor has the right to sell all of REP's assets under the Security Documents; and 4) following the sale to Buyer pursuant to the Agreement, REP will not have, and will not claim, any right, title or interest in, to or under the Specified Assets (as defined in the Agreement) and releases Buyer from all claims, charges and causes of action arising from Buyer's acquisition of the Specified Assets.

            Therefore, intending to be legally bound hereby, REP has caused this Acknowledgment and Release to be executed on its behalf by its duly authorized officer undersigned.


                                           RABBIT EARS PRODUCTIONS, INC.

                                           By:   __________________________

                                           Name: __________________________

                                           Title:__________________________

                                           Date: __________________________

                Schedule 1.1: Seller Retained Accounts Receivable
                -------------------------------------------------


1. All amounts payable to REP from Resolution, Inc. on account of sales prior to the Closing Date.

2. All amounts of cash actually received by REP from any licensee of the REP Titles and attributable to the license period ended on or before December 31, 1996. Such amount does not include, and Seller shall not be entitled to any cash payment for, any non-cash credit against prepaid license fees.

                 Schedule 1.15: Form of Investment Intent Letter
                 -----------------------------------------------

                        Schedule 1.16: Investor Schedule
                        --------------------------------

                           SCHEDULE 1.29 - REP TITLES
                           --------------------------


Aladdin and the Magic Lamp                   Rip Van Winkle
Anansi                                       Road to Nashville
Annie Oakley                                 Rumpelstiltskin
The Boy Who Drew Cats                        Sacajawea
The Bremen-Town Musicians                    Santabear's First Christmas
Brer Rabbit & Boss Lion                      The Savior is Born
Brer Rabbit and the Wonderful Tar Baby       Songs My Children Taught Me
The Creation                                 Squanto and the First Thanksgiving
David and Goliat                             The Steadfast Tin Soldier
Davy Crockett                                Stormalong
East of the Sun, West of the Moon            The Tailor of Gloucester
The Elephant's Child                         The Tale of Peter Rabbit &
The Emperor's New Clothes                      The Tale of Mr. Jeremy Fisher and
The Emperor and the Nightingale                Two Bad Mice
Finn McCoul                                  The Talking Eggs
The Firebird                                 The Three Billy Goats Gruff and The
The Fisherman and His Wife                     Three Little Pigs
The Five Chinese Brothers                    Thumbelina
Follow the Drinking Gourd - A Story          The Tiger and the Brahmin
  of the Underground Railroad                The Tiger, the Brahmin, and the
The Fool and the Flying Ship                   Jackal
A Gingerbread Christmas                      Tom Thumb
The Gingham Dog and the Calico Cat           Two Tales from Rudyard Kipling's
Goldilocks                                     Just So Stories
Happy Trails                                 Two Tales by Beatrix Potter
How the Camel Got his Hump/How the           The Ugly Duckling
  Rhinoceros Got His Skin                    The Velveteen Rabbit
How the Leopard Got His Spots                The White Cat
Jack and the Beanstalk
John Henry
Johnny Appleseed
Jonah and the Whale
Joseph and His Brothers
King Midas and the Golden Touch
Koi and Kola Nuts
The Legend of Sleepy Hollow
The Lion and the Lamb
The Monkey People
Mose the Fireman
Moses in Egypt
Moses the Lawgiver
The Night Before Christmas
Noah and the Ark
Parables that Jesus Told
Paul Bunyan
Peachboy
Pecos Bill
Pinocchio
P.J. Rabbit
Princess Scargo & The Birthday Pumpkin
Puss in Boots
Red Riding Hood & Goldilocks

                     Schedule 2.1.1(c): Specified Contracts
                     --------------------------------------

1.  REP - Random House, Inc. (March 12, 1985)
2.  REP - Dancing Cat Productions, Inc. (January 1, 1985)
3.  REP - Windham Hill Productions, Inc. - Random House,Inc.
               (October 15, 1986)
4.  REP - Sony Video Software Company (June 1, 1987)
5.  REP - Sony Video Software Company (October 15, 1987)
6.  REP - Sony Video Software Company (November 1, 1988)
7.  REP - Showtime Networks, Inc. (December 28, 1989; amended January 3, 1991;
               amended April 4, 1992)
8.  REP - PBS (July 29, 1994)
9.  REP - Eternal World Television Network, Inc. (December 1,  1994)
10. REP - Simon & Schuster (4 agreements)(December 31, 1991)
11. REP - Simon & Schuster (March 31, 1989)
12. REP - Random House (December 12, 1990)
13. REP - Atlantis Releasing, Inc. (March 20, 1995)
14. REP - International Television Enterprises London (December 31, 1994)
15. REP - Atlantis Releasing, Inc. (March 20, 1995)
16. REP - Microsoft Corporation (April 26, 1993; amended June 9, 1995)
17. REP - American Interactive Media, Inc. (October 12, 1990)
18. REP - MacMillan/McGraw-Hill School Publishing Co. (January 1, 1994)
19. REP - The Lightspan Partnership, Inc. (July 17, 1995)
20. REP - Bliss House, Inc. (January 17, 1994)
21. REP - Public Radio International (May 1, 1996)
22. REP - Sunburst Communications (September, 1995)
23. REP - Buena Vista Television, Inc., Bill Nye, James McKenna,
               Erren Gottlieb, KCTS Television (March 31, 1993,  amended
               May 16, 1995)
24. REP - Resolution, Inc. (unsigned, undated)
25. REP - Atlantis Films Limited, Atlantis Projects Development
               (WGA) Limited (July 14, 1995)
26. REP - Devillier Donegan Enterprises, L.P. (December 22, 1993)

           Schedule 3.1(b): Form of First Redeemable Option Agreement
           ----------------------------------------------------------

                          MICROLEAGUE MULTIMEDIA, INC.,

                           a Pennsylvania corporation


                                       and


                     MILLENNIUM MEDIA GROUP HOLDINGS, INC.,

                             a Delaware corporation



                        FIRST REDEEMABLE OPTION AGREEMENT

                        FIRST REDEEMABLE OPTION AGREEMENT
                        ---------------------------------


         This First Redeemable Option Agreement (the "Agreement") is made as of February 18, 1997 between Microleague Multimedia, Inc., a Pennsylvania corporation, with offices at 750 Dawson Drive, Newark, Delaware 19713 ("Company"), and Millennium Media Group Holdings, Inc., a Delaware corporation, with offices at 234 North Columbus Boulevard, Philadelphia, Pennsylvania 19106 (the "Initial Holder").

                                   BACKGROUND
                                   ----------

         A. Pursuant to an Asset Acquisition Agreement, dated as of February 18, 1997, between the Company and the Initial Holder (the "Acquisition Agreement"), the Company has agreed to grant the Initial Holder an option to acquire up to 125,000 shares of the Company's common stock, $.01 par value per share ("Common Stock");

         B. The Company and Initial Holder desire to provide for the terms upon which such option may be exercised.

                                    AGREEMENT
                                    ---------

         THEREFORE, in consideration of the mutual agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

         Section 1. Grant of Option. The Company hereby grants to the Initial Holder, subject to the terms and conditions of this Agreement and the Acquisition Agreement, an option to acquire up to 125,000 shares (subject to adjustment) of Common Stock for an exercise price of $7.46 per share (subject to adjustment)(the "Option"). The Initial Holder or any permitted assignee hereunder (any one of which shall be referred to herein as the "Holder") may exercise the Option in whole or in part at any time after the date of this Agreement and prior to its termination.

         Section 2. Method of Exercise. To exercise the Option, the Holder must deliver to the Company written notice of exercise of the Option as to a specified number of shares of Common Stock and tender cash in the amount of the aggregate exercise price therefor. No person other than a Holder may exercise the Option.

         Section 3. Termination.

                           (a) Expiration. The Option shall automatically
terminate, to the extent that the Company has not received notice of exercise in accordance herewith, at midnight, Eastern Time, on February 16, 1999.

                           (b) Other Termination. The Option shall immediately
terminate at any time during the six-month period ending August 16, 1997 if all shares of Common Stock issued pursuant to the Acquisition Agreement, and all shares of Common Stock issued pursuant to any option granted under the Acquisition Agreement (including the Option) have been forfeited to satisfy the indemnification obligations of Initial Holder to the Company pursuant to the Acquisition Agreement.

         Section 4. Forfeiture of Shares. As provided in the Acquisition Agreement, any Common Stock issued pursuant to the Option is subject to forfeiture, during the six-month period ending August 16, 1997, to satisfy the indemnification obligations of Initial Holder to Company pursuant to the Acquisition Agreement.

         Section 5. Registration. (a) Common Stock issued pursuant to this Agreement will be unregistered under the Federal and state securities laws and will constitute restricted shares until registered. Except as otherwise expressly provided in Section 5(b) below or in the Acquisition Agreement, the Company is under no obligation to register Common Stock issued pursuant to the Option under the Federal or any state securities laws or with any securities exchange.

                           (b) If the Company issues a notice of redemption
pursuant Section 10 hereof, and the Holder gives notice of exercise pursuant to
Section 10(c), then the Holder may request, in its notice of exercise, registration of the Common Stock as to which the Option has been so exercised, as provided in this Section.

                           (c) All registrations requested pursuant to this
Section are referred to herein as "Demand Registrations". The Company shall pay all Registration Expenses in connection with Demand Registrations. The Company may include in any Demand Registration any other Common Stock which the Company desires to register. The Company shall have the right to select the investment banker(s) and manager(s) to administer the offering.

                           (d) Registration Procedures. Whenever the Holder has
requested Demand Registration, the Company shall use its best efforts to effect the registration and the sale of the related Common Stock in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall expeditiously as possible:

                                    (i) prepare and file with the Securities and
Exchange Commission a registration statement with respect to such Common Stock and use its best efforts to cause such registration statement to become effective;

                                    (ii) notify the Holder of the effectiveness
of the registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                                    (iii) furnish the Holder with a copy of the
registration statement, each amendment and supplement thereto, and the prospectus included in such registration statement (including each preliminary prospectus);

                                    (iv) use its best efforts to register or
qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                                    (v) notify the Holder at any time when a
prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the related Common Stock, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                                    (vi) permit the Holder, if it might be
deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Company's counsel should be included; and

                                    (vii) in the event of the issurance of any
stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

                  (d)      Registration Expenses.
                           ---------------------

                                    (i) All expenses incident to the Company's
performance of or compliance with this Section, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company. All underwriting discounts and selling commissions shall be borne by the Holder (pro rata on the basis of the number of their shares registered if the Company has registered additional shares not belonging to the Holder) and (2) the selling security holders shall be responsible for their own costs, including attorneys' fees and expenses.

                                    (ii) in connection with any Demand
Registration the Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder.

                  (e) Participation in Underwritten Registrations. The Holder may participate in any registration hereunder which is underwritten only if the Holder (i) agrees to sell the Holder's Common Stock on the basis provided in any underwriting arrangements reached by the Company and its selected underwriter and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         Section 6. Representations of the Holder. (a) The Holder represents and warrants that it is acquiring the Option, and will acquire Common Stock issuable under the Option, solely for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, and there is except as provided in the Acquisition Agreement no current plan or intention by the Holder to sell, exchange, or otherwise dispose of the Option or any Common Stock issued thereunder.

                           (b) The Holder's knowledge and experience in
financial and business matters are such that the Holder is capable of evaluating the merits and risks of acquiring the Option and the related Common Stock. In making its decision to acquire the Option, and in exercising the Option for Common Stock, the Holder has and will rely upon independent investigations made by it. The Holder has been given the opportunity to examine, to ask questions of, and to receive answers from the Company concerning the terms and conditions of the Option and the Common Stock issuable thereunder.

                           (c) Unless Common Stock is to be registered
hereunder, the Company may, in its discretion, require the Holder to provide representations similar to those contained in this Section upon exercise of the Option from time to time and as a condition to issuance of Common Stock thereunder.

         Section 7. Issuance of Certificates. As soon as practicable after an exercise of the Option, the Company shall issue to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder is entitled. Such certificates will contain legends indicating that the shares represented thereby are restricted shares and are subject to forfeiture under the Acquisition Agreement. The Option may not be exercised by, and Common Stock will not be issued to, the Holder or any permitted assigns in any state in which such exercise would be unlawful.

         Section 8. Adjustments.

                           (a) Stock Dividends and Split-Ups. If after the date
hereof the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or split-up, the number of shares issuable on exercise of the Option shall be increased in proportion to such increase in outstanding shares and the then applicable exercise price shall be correspondingly decreased.

                           (b) Aggregation of Shares. If after the date hereof
the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effect date of such consolidation, combination or reclassification, the number of shares issuable on exercise of the Option shall be decreased in proportion to such decrease in outstanding shares and the then applicable exercise price shall be correspondingly increased.

                           (c) Reorganization, etc. If after the date hereof (1)
there occurs any capital reorganization or reclassification of the Common Stock of the Company, or any consolidation or merger of the Company with another corporation, and (2) such transaction results in an exchange of outstanding Common Stock of the Company for other shares of stock, then, the Company shall provide that the Holder shall thereafter have the option (subject to the terms and conditions specified herein) to purchase (in lieu of Common Stock) shares of the stock given in exchange for the Common Stock in the transaction. The number of such shares of exchanged stock subject to become subject to the Option and the exercise price therefor shall be determined by adjusting the then effective number of shares and exercise price in proportion to the exchange ratio by which Common Stock is exchanged for the stock being offered.

                           (d) Adjustment of Redemption Price. Upon the
occurrence of any event specified in the preceding paragraphs of this Section 8, then the redemption price per share shall be adjusted accordingly.

                           (e) No Fractional Shares. Notwithstanding any
provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of the Option. If, by reason of any adjustment made pursuant to this Section, the Holder would be entitled, upon the exercise of the Option, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, determined as follows:

                                    (i) if the Common Stock is listed on a
National Securities Exchange or listed for trading on NASDAQ (including the NASDAQ SmallCap Market), the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Option or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

                                    (ii) if the Common Stock is not listed, the
current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Option; or

                                    (iii) if the Common Stock is not so listed
and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         Section 10. Redemption.

                             (a) Redemption Price. The Option may be redeemed in
whole or in part, at the sole discretion of the Company, at the price of $.01 per share remaining subject to the Option (and as to which the Option has not been exercised), at any time after the date hereof the closing sale price per share of Common Stock (as reported by the principal exchange on which the Common Stock is traded) has been at least $10.44 per share for not fewer than fifteen
(15) consecutive trading days. If on any trading day there have not been any sales, the last sales price on such day shall be the last sales price per share of Common Stock on the next preceding trading day.

                             (b) Notice of Redemption. In the event the Company
shall elect to redeem all or any part of the Option, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid by the Company not less than 30 days prior to the date fixed for redemption to the Holder at its last address as it appears on the Company's books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder actually received such notice.

                   (c) Exercise After Notice of Redemption. The Option may be exercised in accordance with this Agreement at any time after notice of redemption shall have been given by the Company and prior to the date fixed for redemption. If the Option is so exercised, the Company shall either (1) deliver shares pursuant thereto that have been registered pursuant to applicable securities laws, or (2) delay delivery of the shares, and the Holder shall not be required to pay the exercise price, until shares that have been so registered are available for issue to the Holder.

         Section 11. No Rights as Shareholder. The Option does not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any right to vote or to consent or to receive notice of the meetings of shareholders or the election of directors of the Company or any other matter.


         Section 12.  Miscellaneous Provisions.

                              (a) Successors. All the covenants and provisions
of this Agreement by or for the benefit of the Company or the InitialHolder shall bind and inure to the benefit of their respective successors and permitted assigns. The Initial Holder may assign this Agreement to one or more Investors, as identified in the Acquisition Agreement, provided that each intended assignee has executed and delivered to the Company an Investment Intent Letter and an executed assignment or similar conveyance from the Initial Holder to the Investor.

                              (b) Notices. Any notice, statement or demand
authorized by this Agreement to be given to the Initial Holder or the Company shall be sufficiently given or made if sent by certified mail, or overnight or personal courier service, postage prepaid, addressed as follows:

                                          If to the Company:
                                          Microleague Multimedia, Inc.
                                          750 Dawson Drive
                                          Newark, DE 19713
                                          Attn: Mr. Neil B. Swartz

                                          If to the Initial Holder:

                                          Millennium Media Group Holdings, Inc.
                                          234 North Columbus Boulevard
                                          Philadelphia, PA 19106

                                            If to any other Holder, then notice
shall be sent to the last address provided for notices in writing to such Holder.

                              (c) Applicable Law. The validity, interpretation,
and performance of this Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to its conflict of laws rules.

                              (d) Counterparts. This Agreement may be executed
in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                              (e) Effect of Headings. The Section headings
herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, this First Redeemable Option Agreement has been duly executed on behalf of the parties hereto by their respective duly authorized officers as of the day and year first written above.


                                          MICROLEAGUE MULTIMEDIA, INC.



                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________



                                          MILLENNIUM MEDIA GROUP HOLDINGS, INC.



                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

           Schedule 3.1(c): Form of Second Redeemable Option Agreement
           -----------------------------------------------------------

                          MICROLEAGUE MULTIMEDIA, INC.,

                           a Pennsylvania corporation


                                       and


                     MILLENNIUM MEDIA GROUP HOLDINGS, INC.,

                             a Delaware corporation



                       SECOND REDEEMABLE OPTION AGREEMENT

                       SECOND REDEEMABLE OPTION AGREEMENT
                       ----------------------------------


         This Second Redeemable Option Agreement (the "Agreement") is made as of February 18, 1997 between Microleague Multimedia, Inc., a Pennsylvania corporation, with offices at 750 Dawson Drive, Newark, Delaware 19713 ("Company"), and Millennium Media Group Holdings, Inc., a Delaware corporation, with offices at 234 North Columbus Boulevard, Philadelphia, Pennsylvania 19106 (the "Initial Holder").

                                   BACKGROUND
                                   ----------

         A. Pursuant to an Asset Acquisition Agreement, dated as of February 18, 1997, between the Company and the Initial Holder (the "Acquisition Agreement"), the Company has agreed to grant the Initial Holder an option to acquire up to 125,000 shares of the Company's common stock, $.01 par value per share ("Common Stock");

         B. The Company and Initial Holder desire to provide for the terms upon which such option may be exercised.

                                    AGREEMENT
                                    ---------

         THEREFORE, in consideration of the mutual agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

         Section 1. Grant of Option. The Company hereby grants to the Initial Holder, subject to the terms and conditions of this Agreement and the Acquisition Agreement, an option to acquire up to 125,000 shares (subject to adjustment) of Common Stock for an exercise price of $8.95 per share (subject to adjustment)(the "Option"). The Initial Holder or any permitted assignee hereunder (any one of which shall be referred to herein as the "Holder") may exercise the Option in whole or in part at any time after the date of this Agreement and prior to its termination.

         Section 2. Method of Exercise. To exercise the Option, the Holder must deliver to the Company written notice of exercise of the Option as to a specified number of shares of Common Stock and tender cash in the amount of the aggregate exercise price therefor. No person other than a Holder may exercise the Option.

         Section 3. Termination.

                           (a) Expiration. The Option shall automatically
terminate, to the extent that the Company has not received notice of exercise in accordance herewith, at midnight., Eastern Time, on February 16, 2000.

                           (b) Other Termination. The Option shall immediately
terminate at any time during the six-month period ending August 16, 1997 if all shares of Common Stock issued pursuant to the Acquisition Agreement, and all shares of Common Stock issued pursuant to any option granted under the Acquisition Agreement (including the Option) have been forfeited to satisfy the indemnification obligations of Initial Holder to the Company pursuant to the Acquisition Agreement.

         Section 4. Forfeiture of Shares. As provided in the Acquisition Agreement, any Common Stock issued pursuant to the Option is subject to forfeiture, during the six-month period ending August 16, 1997, to satisfy the indemnification obligations of Initial Holder to Company pursuant to the Acquisition Agreement.

         Section 5. Registration. (a) Common Stock issued pursuant to this Agreement will be unregistered under the Federal and state securities laws and will constitute restricted shares until registered. Except as otherwise expressly provided in Section 5(b) below or in the Acquisition Agreement, the Company is under no obligation to register Common Stock issued pursuant to the Option under the Federal or any state securities laws or with any securities exchange.

                           (b) If the Company issues a notice of redemption
pursuant Section 10 hereof, and the Holder gives notice of exercise pursuant to
Section 10(c), then the Holder may request, in its notice of exercise, registration of the Common Stock as to which the Option has been so exercised, as provided in this Section.

                           (c) All registrations requested pursuant to this
Section are referred to herein as "Demand Registrations". The Company shall pay all Registration Expenses in connection with Demand Registrations. The Company may include in any Demand Registration any other Common Stock which the Company desires to register. The Company shall have the right to select the investment banker(s) and manager(s) to administer the offering.

                           (d) Registration Procedures. Whenever the Holder has
requested Demand Registration, the Company shall use its best efforts to effect the registration and the sale of the related Common Stock in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall expeditiously as possible:

                                    (i) prepare and file with the Securities and
Exchange Commission a registration statement with respect to such Common Stock and use its best efforts to cause such registration statement to become effective;

                                    (ii) notify the Holder of the effectiveness
of the registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                                    (iii) furnish the Holder with a copy of the
registration statement, each amendment and supplement thereto, and the prospectus included in such registration statement (including each preliminary prospectus);

                                    (iv) use its best efforts to register or
qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                                    (v) notify the Holder at any time when a
prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the related Common Stock, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                                    (vi) permit the Holder, if it might be
deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Company's counsel should be included; and

                                    (vii) in the event of the issurance of any
stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

                  (d)      Registration Expenses.

                                    (i) All expenses incident to the Company's
performance of or compliance with this Section, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company. All underwriting discounts and selling commissions shall be borne by the Holder (pro rata on the basis of the number of their shares registered if the Company has registered additional shares not belonging to the Holder) and
(2) the selling security holders shall be responsible for their own costs, including attorneys' fees and expenses.

                                    (ii) in connection with any Demand
Registration the Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder.

                  (e) Participation in Underwritten Registrations. The Holder may participate in any registration hereunder which is underwritten only if the Holder (i) agrees to sell the Holder's Common Stock on the basis provided in any underwriting arrangements reached by the Company and its selected underwriter and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         Section 6. Representations of the Holder. (a) The Holder represents and warrants that it is acquiring the Option, and will acquire Common Stock issuable under the Option, solely for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, and there is except as provided in the Acquisition Agreement no current plan or intention by the Holder to sell, exchange, or otherwise dispose of the Option or any Common Stock issued thereunder.

                           (b) The Holder's knowledge and experience in
financial and business matters are such that the Holder is capable of evaluating the merits and risks of acquiring the Option and the related Common Stock. In making its decision to acquire the Option, and in exercising the Option for Common Stock, the Holder has and will rely upon independent investigations made by it. The Holder has been given the opportunity to examine, to ask questions of, and to receive answers from the Company concerning the terms and conditions of the Option and the Common Stock issuable thereunder.

                           (c) Unless Common Stock is to be registered
hereunder, the Company may, in its discretion, require the Holder to provide representations similar to those contained in this Section upon exercise of the Option from time to time and as a condition to issuance of Common Stock thereunder.

         Section 7. Issuance of Certificates. As soon as practicable after an exercise of the Option, the Company shall issue to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder is entitled. Such certificates will contain legends indicating that the shares represented thereby are restricted shares and are subject to forfeiture under the Acquisition Agreement. The Option may not be exercised by, and Common Stock will not be issued to, the Holder or any permitted assigns in any state in which such exercise would be unlawful.

         Section 8. Adjustments.

                           (a) Stock Dividends and Split-Ups. If after the date
hereof the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or split-up, the number of shares issuable on exercise of the Option shall be increased in proportion to such increase in outstanding shares and the then applicable exercise price shall be correspondingly decreased.

                           (b) Aggregation of Shares. If after the date hereof
the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effect date of such consolidation, combination or reclassification, the number of shares issuable on exercise of the Option shall be decreased in proportion to such decrease in outstanding shares and the then applicable exercise price shall be correspondingly increased.

                           (c) Reorganization, etc. If after the date hereof (1)
there occurs any capital reorganization or reclassification of the Common Stock of the Company, or any consolidation or merger of the Company with another corporation, and (2) such transaction results in an exchange of outstanding Common Stock of the Company for other shares of stock, then, the Company shall provide that the Holder shall thereafter have the option (subject to the terms and conditions specified herein) to purchase (in lieu of Common Stock) shares of the stock given in exchange for the Common Stock in the transaction. The number of such shares of exchanged stock subject to become subject to the Option and the exercise price therefor shall be determined by adjusting the then effective number of shares and exercise price in proportion to the exchange ratio by which Common Stock is exchanged for the stock being offered.

                           (d) Adjustment of Redemption Price. Upon the
occurrence of any event specified in the preceding paragraphs of this Section 8, then the redemption price per share shall be adjusted accordingly.

                           (e) No Fractional Shares. Notwithstanding any
provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of the Option. If, by reason of any adjustment made pursuant to this Section, the Holder would be entitled, upon the exercise of the Option, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, determined as follows:

                                    (i) if the Common Stock is listed on a
National Securities Exchange or listed for trading on NASDAQ (including the NASDAQ SmallCap Market), the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Option or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

                                    (ii) if the Common Stock is not listed, the
current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Option; or

                                    (iii) if the Common Stock is not so listed
and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         Section 10. Redemption.

                             (a) Redemption Price. The Option may be redeemed in
whole or in part, at the sole discretion of the Company, at the price of $.01 per share remaining subject to the Option (and as to which the Option has not been exercised), at any time after the date hereof the closing sale price per share of Common Stock (as reported by the principal exchange on which the Common Stock is traded) has been at least $12.53 per share for not fewer than fifteen
(15) consecutive trading days. If on any trading day there have not been any sales, the last sales price on such day shall be the last sales price per share of Common Stock on the next preceding trading day.

                             (b) Notice of Redemption. In the event the Company
shall elect to redeem all or any part of the Option, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid by the Company not less than 30 days prior to the date fixed for redemption to the Holder at its last address as it appears on the Company's books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder actually received such notice.

                             (c) Exercise After Notice of Redemption. The Option
may be exercised in accordance with this Agreement at any time after notice of redemption shall have been given by the Company and prior to the date fixed for redemption. If the Option is so exercised, the Company shall either (1) deliver shares pursuant thereto that have been registered pursuant to applicable securities laws, or (2) delay delivery of the shares, and the Holder shall not be required to pay the exercise price, until shares that have been so registered are available for issue to the Holder.

         Section 11. No Rights as Shareholder. The Option does not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any right to vote or to consent or to receive notice of the meetings of shareholders or the election of directors of the Company or any other matter.


         Section 12.  Miscellaneous Provisions.

                             (a) Successors. All the covenants and provisions of
this Agreement by or for the benefit of the Company or the InitialHolder shall bind and inure to the benefit of their respective successors and permitted assigns. The Initial Holder may assign this Agreement to one or more Investors, as identified in the Acquisition Agreement, provided that each intended assignee has executed and delivered to the Company an Investment Intent Letter and an executed assignment or similar conveyance from the Initial Holder to the Investor.

                             (b) Notices. Any notice, statement or demand
authorized by this Agreement to be given to the Initial Holder or the Company shall be sufficiently given or made if sent by certified mail, or overnight or personal courier service, postage prepaid, addressed as follows:

                                          If to the Company:
                                          Microleague Multimedia, Inc.
                                          750 Dawson Drive
                                          Newark, DE 19713
                                          Attn: Mr. Neil B. Swartz

                                          If to the Initial Holder:

                                          Millennium Media Group Holdings, Inc.
                                          234 North Columbus Boulevard
                                          Philadelphia, PA 19106

                                            If to any other Holder, then notice
shall be sent to the last address provided for notices in writing to such Holder.

                             (c) Applicable Law. The validity, interpretation,
and performance of this Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to its conflict of laws rules.

                             (d) Counterparts. This Agreement may be executed in
any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                             (e) Effect of Headings. The Section headings herein
are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.


         IN WITNESS WHEREOF, this Second Redeemable Option Agreement has been duly executed on behalf of the parties hereto by their respective duly authorized officers as of the day and year first written above.


                                         MICROLEAGUE MULTIMEDIA, INC.



                                         By: ______________________________
                                         Name: ____________________________
                                         Title: ___________________________




                                         MILLENNIUM MEDIA GROUP HOLDINGS,INC.



                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

                       Schedule 4.4: Financial Statements
                       ----------------------------------

                    Schedule 4.5: Certain Intangible Property
                    -----------------------------------------
                                   Trademarks

Trademark                                  Country           Registration No.              Serial No.        Registration Date
------------------------------------------------------------------------------------------------------------------------------
Rabbit Ears Storybook Classics               USA               1,561,955                   73-777,062            10/24/89
------------------------------------------------------------------------------------------------------------------------------
We All Have Tales                            USA               1,688,348                   74-110,241            05/19/92
------------------------------------------------------------------------------------------------------------------------------
We All Have Tales (and design)               USA               1,674,903                   74-147,544            02/11/92
------------------------------------------------------------------------------------------------------------------------------
Rabbit Ears Books                            USA               1,560,874                   73-776,693            10/17/89
------------------------------------------------------------------------------------------------------------------------------
The Velveteen Rabbit                         JAP               2,377,899                   N/A                   02/28/92
------------------------------------------------------------------------------------------------------------------------------
The Velveteen Rabbit                         JAP               2,440,301                   N/A                   07/31/92
------------------------------------------------------------------------------------------------------------------------------
The Velveteen Rabbit                         JAP               Pending                     1-142,412             Pending
------------------------------------------------------------------------------------------------------------------------------
Rabbit Ears Productions                      USA               1,468,855                   73-625,522            12/15/87
------------------------------------------------------------------------------------------------------------------------------
Rabbit Ears                                  USA               1,658,896                   74-116,273            10/01/91
------------------------------------------------------------------------------------------------------------------------------
Design Only                                  USA               1,573,072                   73-793,777            12/26/89
------------------------------------------------------------------------------------------------------------------------------
Rabbit Ears Music                            USA               N/A                         N/A                   N/A
------------------------------------------------------------------------------------------------------------------------------
Rabbit Ears Videos                           JAP               Pending                     1-57,401              Pending
------------------------------------------------------------------------------------------------------------------------------
24 Carrot Family Entertainment               USA               1870077                     74-489587             12/27/94
------------------------------------------------------------------------------------------------------------------------------
Hare Brained Hobbies                         USA               Pending                     74-579873             09/29/94
------------------------------------------------------------------------------------------------------------------------------
Hare Brained Hobbies                         USA               Pending                     74-579766             09/29/94
------------------------------------------------------------------------------------------------------------------------------
P.J. Rabbit                                  USA               Pending                     74-555566             08/01/94
------------------------------------------------------------------------------------------------------------------------------
Design Only                                  USA               Pending                     74-555567             08/01/94
------------------------------------------------------------------------------------------------------------------------------
Rabbit Ears Radio                            USA               Pending                     74-517559             04/26/94
------------------------------------------------------------------------------------------------------------------------------
Rabbit Ears Radio                            USA               Pending                     74-517560             04/26/94
------------------------------------------------------------------------------------------------------------------------------
Rabbit Ears                                  USA               Pending                     74-589363             10/24/94
------------------------------------------------------------------------------------------------------------------------------
The Greatest Stories Ever Told               USA               1,864,565                   74-424,465            11/29/94
and Design
------------------------------------------------------------------------------------------------------------------------------
Rabbit Ears Presents The Greatest            USA               1,846,605                   74-424-346            07/26/94
Stories Ever Told
------------------------------------------------------------------------------------------------------------------------------
Footprints Across                            USA               Pending                     74-054-169            Pending
America
------------------------------------------------------------------------------------------------------------------------------

                    Schedule 4.5: Certain Intangible Property
                    -----------------------------------------
                                   Copyrights

Title                                         Registration       Date Registered    Holders of Other Interests
-----                                         ------------       ---------------    --------------------------

Aladdin and The Magic Lamp                     TX4,018,521
Aladdin                                        PA701,832
Aladdin and the Wonderful Magic Lamp           PAu1,699,454        12/28/92
--------------------------------------------------------------------------------------------------------------
Anansi                                         PA624,862            03/24/93       Showtime Networks, Inc.
                                               PAu1,409,241         08/31/90
--------------------------------------------------------------------------------------------------------------
Annie Oakley                                   TX4,231,909
                                               PAu1,699,459         12/28/92
                                               PA595,582            12/30/92
--------------------------------------------------------------------------------------------------------------
The Boy Who Drew Cats                          TX3,293,134          03/24/92
                                               PAu1,409,244         08/31/90
                                               PAu1,584,979         12/10/91
--------------------------------------------------------------------------------------------------------------
The Bremen-Town Musicians                      PAu1,699,380         12/28/92
                                               PA701,827
--------------------------------------------------------------------------------------------------------------
Brer Rabbit & Boss Lion                        TX4,240,061                        Showtime Networks, Inc.
                                               PAu1,699,456         12/28/92      Tristar Pictures
                                               PA604,313            01/15/93
--------------------------------------------------------------------------------------------------------------
Brer Rabbit and the Wonderful Tar Baby         SR125,181            12/19/90
                                               TX3,133,908          07/29/91
                                               PAu1,375,881         04/12/90
--------------------------------------------------------------------------------------------------------------
The Creation                                   PA701,826
--------------------------------------------------------------------------------------------------------------
David and Goliath                              SR168,037
                                               TX4,240,062
                                               PA625,524
--------------------------------------------------------------------------------------------------------------
Davy Crockett                                  TX4,163,662                        Showtime Networks, Inc.
Legends of Davey Crockett                      PA595,580            12/30/92
Davy Crockett                                  PAu1,699,372         12/28/92
--------------------------------------------------------------------------------------------------------------
East of the Sun, West of the Moon              PAu1,520,412         05/22/91      Showtime Networks, Inc.
                                               PAu1,409,246         08/31/90
--------------------------------------------------------------------------------------------------------------
The Elephant's Child                           SR82,684             06/08/87      Random House, Inc.
                                               PAu943,972           12/16/87      Bobby McFerrin
                                               PA363,194            12/16/87      Random House, Inc.
                                               VA287,464            12/16/87      Random House, Inc.
--------------------------------------------------------------------------------------------------------------
The Emperor's New Clothes                      SR125,180            12/19/90
                                               TX3,110,459          07/29/91
                                               TX4,147,319
                                               PAu1,427,109         08/31/90
--------------------------------------------------------------------------------------------------------------
The Emperor and the Nightingale                SR91,114             05/27/88
                                               TX2,637,521          08/18/89
                                               PAu996,714           07/20/87
--------------------------------------------------------------------------------------------------------------


Title                                            Registration    Date Registered   Holders of Other Interests
-----------------------------------------------------------------------------------------------------------------
Finn McCoul                                      TX4,163,663                        Showtime Networks, Inc.
                                                 PAu1,699,378      12/28/92
                                                 PAu1,669,546      08/13/92
-----------------------------------------------------------------------------------------------------------------
The Firebird                                     PAu1,699,455      12/28/92
                                                 PAu1,992,070
-----------------------------------------------------------------------------------------------------------------
The Fisherman and His Wife                       SR109,417         12/22/89
                                                 TX3,111,785       07/29/91
                                                 PAu1,267,944      08/04/89
-----------------------------------------------------------------------------------------------------------------
The Five Chinese Brothers                        PAu1,992,079
-----------------------------------------------------------------------------------------------------------------
Follow the Drinking Gourd - A Story of the       PAu1,699,374      12/28/92
Underground Railroad                             PA624,859         03/24/93
-----------------------------------------------------------------------------------------------------------------
The Fool and the Flying Ship                     PAu1,409,245      08/31/90         Showtime Networks, Inc.
                                                 PAu1,518,524      05/22/91
-----------------------------------------------------------------------------------------------------------------
A Gingerbread Christmas                          PA701,829
-----------------------------------------------------------------------------------------------------------------
The Gingham Dog and the Calico Cat               PA722,911
                                                 PAu1,699,379      12/28/92
-----------------------------------------------------------------------------------------------------------------
Goldilocks                                       TX3,600,786       07/01/93
                                                 TX3,119,689       07/29/91
                                                 TX4,147,320
-----------------------------------------------------------------------------------------------------------------
How the Camel Got his Hump/How the Rhinoceros    SR91,161          04/28/88         American Interactive Media,
Got His Skin                                     TX2,638,001       08/18/89         Inc.
                                                 TX2,591,802       02/23/89
-----------------------------------------------------------------------------------------------------------------
How the Leopard Got His Spots                    SR109,418         12/22/89
                                                 PAu1,315,052      08/30/89
                                                 TX3,129,339       07/29/91
-----------------------------------------------------------------------------------------------------------------
Jack and the Beanstalk                           TX3,285,025       03/24/92         Showtime Networks, Inc.
                                                 PAu1,409,240      08/31/90
                                                 PAu1,512,716      05/22/91
-----------------------------------------------------------------------------------------------------------------
John Henry                                       TX4,163,660                        Showtime Networks, Inc.
                                                 PA624,857         03/24/93
John Henry --Steel Driving Man                   PAu1,699,375      12/28/92
-----------------------------------------------------------------------------------------------------------------
Johnny Appleseed                                 TX4,030,654                        Showtime Networks, Inc.
                                                 PA624,861         03/24/93
-----------------------------------------------------------------------------------------------------------------
Jonah and the Whale                              SR168,038
                                                 PA625,526
-----------------------------------------------------------------------------------------------------------------
Joseph and His Brothers                          TX4,018,520
                                                 PA750,216
-----------------------------------------------------------------------------------------------------------------
King Midas and the Golden Touch                  PAu1,587,914      12/10/91         Showtime Networks, Inc.
                                                 PAu1,409,239      08/31/90
-----------------------------------------------------------------------------------------------------------------



Title                                        Registration         Date Registered    Holders of Other Interests
-------------------------------------------------------------------------------------------------------------------
Koi and Kola Nuts                            PAu1,669,548            08/13/92
                                             PAu1,409,242            08/31/90
-------------------------------------------------------------------------------------------------------------------
The Legend of Sleepy Hollow                  TX4,157,737
                                             SR97,867                09/19/88
                                             TX3,129,338             07/29/91
                                             PAu1,152,111            08/29/88
-------------------------------------------------------------------------------------------------------------------
The Monkey People                            SR139,125               02/27/92          Rhino Records, Inc.
                                             TX4,244,901
                                             PAu1,669,538            08/13/92
                                             Pau1,699,377            12/28/92
-------------------------------------------------------------------------------------------------------------------
Mose the Fireman                             PAu1,777,551            03/24/93
                                             PA701,831
-------------------------------------------------------------------------------------------------------------------
Moses in Egypt                               PA701,825
-------------------------------------------------------------------------------------------------------------------
Moses the Lawgiver                           PA701,824
-------------------------------------------------------------------------------------------------------------------
The Night Before Christmas                   PA722,847
-------------------------------------------------------------------------------------------------------------------
Noah and the Ark                             SR168,039
                                             PA625,525
-------------------------------------------------------------------------------------------------------------------
Paul Bunyan                                  SR125,178               12/19/90
                                             TX3,111,784             07/29/91
                                             PAU-1-381-953           06/04/90
                                             PA-533-187              07/15/91       Round Wound Sound and Little
                                                                                    Ears Music
-------------------------------------------------------------------------------------------------------------------
Peachboy                                     TX4,163,661                            Showtime Networks, Inc.
                                             PAu1,409,247            08/31/90
                                             PAu1,519,525            05/22/91
-------------------------------------------------------------------------------------------------------------------
Pecos Bill                                   SR92,804                06/06/88       American Interactive Media,
                                             TX2,513,415             02/23/89       Inc.
                                             TX3,586,526             05/18/92
                                             PAu1,125,902            05/11/88       Tristar Pictures
-------------------------------------------------------------------------------------------------------------------
Pinocchio                                    TX4,429,163                            Showtime Networks, Inc.
                                             PAu1,699,453            12/28/92
                                             PA624,860               03/24/93
-------------------------------------------------------------------------------------------------------------------
P.J. Rabbit                                  VAu305,695              07/28/94
-------------------------------------------------------------------------------------------------------------------
Princess Scargo & The Birthday Pumpkin       PAu1,699,376            12/28/92
                                             PA624,858               03/24/93
-------------------------------------------------------------------------------------------------------------------
Puss in Boots                                SR139,127               02/27/92        Rhino Records, Inc.
                                             PAu1,465,223            08/31/90        Showtime Networks, Inc.
                                             Pau1,669,540            08/13/92
-------------------------------------------------------------------------------------------------------------------
Red Riding Hood & Goldilocks                 SR125,179               12/19/90
                                             PAu1,375,882            04/12/90
-------------------------------------------------------------------------------------------------------------------


Title                                                    Registration    Date Registered   Holders of Other Interests
---------------------------------------------------------------------------------------------------------------------
Red Riding Hood                                          TX3,110,446      0729/91
                                                         TX4,157,725
Meg Ryan Reads Red Riding Hood                           TX3,600,786      07/01/93
---------------------------------------------------------------------------------------------------------------------
Rip Van Winkle                                           TX4,086,410                        Showtime Networks, Inc.
                                                         PA624,856        03/24/93
                                                         PAu1,699,552     12/28/92
---------------------------------------------------------------------------------------------------------------------
Rumpelstiltskin                                          TX4,018,515                        Showtime Networks, Inc.
                                                         PAu1,409,238     08/31/90
                                                         PAu1,669,539     08/13/92
---------------------------------------------------------------------------------------------------------------------
Sacajawea                                                PAu1,699,551     12/28/92
Song of Sacajawea                                        PA624,855        03/24/93
---------------------------------------------------------------------------------------------------------------------
Santabear's First Christmas                              PA331,282        04/06/87          Michael Hedges d/b/a Naked
                                                                                            Ear Music
---------------------------------------------------------------------------------------------------------------------
The Savior is Born                                       SR168,040
                                                         PAu1,584,969
---------------------------------------------------------------------------------------------------------------------
Songs My Children Taught Me                              SR133,149        04/08/91
---------------------------------------------------------------------------------------------------------------------
Squanto and the First Thanksgiving                       PAu1,699,457     12/28/92
                                                         PA701,828
---------------------------------------------------------------------------------------------------------------------
The Steadfast Tin Soldier                                SR79,728         04/06/87          Random House, Inc.
                                                         VA309,723        12/16/87          Random House, Inc.
                                                         PA360,340        12/16/87          Random House, Inc.; Mark
                                                                                            Isham
---------------------------------------------------------------------------------------------------------------------
Stormalong                                               PAu1,699,458     12/28/92          Showtime Networks, Inc.
                                                         PA595,581        12/30/92
---------------------------------------------------------------------------------------------------------------------
The Tailor of Gloucester                                 SR97,881         09/19/88
                                                         TX2,591,800      02/23/89
                                                         PAu1,129,314     03/11/88
---------------------------------------------------------------------------------------------------------------------
The Tale of Peter Rabbit & The Tale of Mr. Jeremy        SR92,289         05/31/88
Fisher and Two Bad Mice                                  TX2,591,801      02/23/89
                                                         TX2,638,033      08/18/89
                                                         PA370,833
---------------------------------------------------------------------------------------------------------------------
The Tale of Two Bad Mice                                 PA-370-833       05/31/88          Will Ackerman and Anne
                                                                                            Robinson d/b/a Windham Hill
                                                                                            Music
---------------------------------------------------------------------------------------------------------------------
The Talking Eggs                                         PAu1,699,373     12/28/92          Showtime Networks, Inc.
                                                         PAu1,992,069
---------------------------------------------------------------------------------------------------------------------
The Three Billy Goats Gruff and The Three Little Pigs    SR105,289        06/14/89
---------------------------------------------------------------------------------------------------------------------
The Three Billy Goats Gruff                              TX3,600,787      07/01/93
                                                         TX4,056,576
                                                         PAu1,267,945     08/04/89
                                                         TX-3-111-945     07/29/91
---------------------------------------------------------------------------------------------------------------------



Title                                                  Registration  Date Registered   Holders of Other Interests
-----------------------------------------------------------------------------------------------------------------
Three Little Pigs                                      TX3,111,783     07/29/91
                                                       TX3,558,111     04/30/93
-----------------------------------------------------------------------------------------------------------------
Thumbelina                                             TX3,546,249     04/28/93
                                                       SR102,768       04/17/89
                                                       TX3,129,337     07/29/91
                                                       PAu1,230,606    04/21/89
-----------------------------------------------------------------------------------------------------------------
The Tiger and the Brahmin                              PAu1,587,912    12/10/91
-----------------------------------------------------------------------------------------------------------------
The Tiger, the Brahmin, and the Jackal                 PAu1,409,423    08/31/90
-----------------------------------------------------------------------------------------------------------------
Two Tales from Rudyard Kipling's Just So Stories       PAu996,728      07/20/87
-----------------------------------------------------------------------------------------------------------------
Two Tales by Beatrix Potter                            PAu996,730      07/20/87
-----------------------------------------------------------------------------------------------------------------
The Ugly Duckling                                      SR91,162        04/28/88         Random House, Inc.
                                                       VA290,944       12/16/87         Random House, Inc.
                                                       PA361,448       12/16/87         Random House, Inc.
-----------------------------------------------------------------------------------------------------------------
The Velveteen Rabbit                                   VA287,465       12/16/87         Random House, Inc.
                                                       VA280,281       09/17/87         Random House, Inc.
                                                       PA363,191       12/16/87         Random House, Inc.
-----------------------------------------------------------------------------------------------------------------
The White Cat                                          PAu1,992,063
-----------------------------------------------------------------------------------------------------------------

                          Schedule 4.7: REP Litigation
                          ----------------------------


1. REP received notice of a threatened claim against REP and Microsoft Corporation by The Learning Company/SoftKey International, Inc. arising from the use by Microsoft Corporation, as a licensee of certain REP Titles, of Microsoft's "P.J. Rabbit" logo.

2. A default judgment in the amount of $5,000 was entered against REP by the court for the Judicial District of Fairfield at Bridgeport, Connecticut on or about October 22, 1996 in the matter entitled Rabbit Ears Productions v. Burkhartz and Christy Advertising, Docket No. CV940313698-S. To the best knowledge of Seller, no lien has been filed in connection with such default judgment.

3. A case is pending in the Superior Court for the State of Connecticut at Bridgeport entitled Rabbit Ears Productions v. Michael Pogue. This suit will likely be withdrawn by REP prior to the Closing Date.

           Schedule 10.2.1: Certain Assets Not in Seller's Possession
           ----------------------------------------------------------



1.   Inventory located at Resolution, South Burlington, Vermont

2. Point of purchase displays located at Eastern Distribution, Greenville, South Carolina

3. Masters located at Color Film, Norwalk, Connecticut, and at Bonded Services, Fort Lee, New Jersey

4.   DAT radio tapes held by Jeff Sheridan, engineer, Los Angeles, California

5.   Royalty reports and files located at KP Consulting, Greenwich, Connecticut

6. Artwork located at Simon & Schuster Childrens Book Publishing Division, New York, New York

                       Schedule 10.2.10: Form of Guaranty
                       ----------------------------------



                                    GUARANTY



         Intending to be legally bound hereby, the undersigned hereby guarantees performance of the obligations of Millennium Media Group Holdings, Inc. ("Holdings") under the Asset Acquisition Agreement dated February __, 1997, between Holdings and Microleague Multimedia, Inc.


                                            MILLENNIUM MEDIA GROUP, INC.
                                            a Pennsylvania corporation


                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

Dated: February __, 1997






---------------------------------